1 Earnings Release and Supplemental Report third quarter 2017 The Cove South San Francisco, CA

2 Earnings Release 3 Overview 8 Consolidated Financial Statements 9 Portfolio Summary 13 Same Property Portfolio 15 Capitalization and Debt 16 Investment Summary - Acquisitions, Fundings & Dispositions 19 Developments and Redevelopments 21 Capital Expenditures 23 Portfolio Diversification 25 Expirations and Maturities 26 Triple-net Master Lease Profile 27 Portfolio Senior Housing Triple-net 28 Senior Housing Operating Portfolio 32 Life Science 39 Medical Office 42 Other 45 Unconsolidated Joint Ventures 48 Guidance 49 Glossary and Debt Ratios 51 Company Information 57 Forward-Looking Statements & Risk Factors 58 Discussion and Reconciliation of Non-GAAP Financial Measures TABLE OF Contents

# HCP Announces Results for the Quarter Ended September 30, 2017

IRVINE, Calif., Nov. 2, 2017 /PRNewswire/ -- HCP, Inc. (NYSE:HCP) announced results for the quarter ended September 30, 2017.

## THIRD QUARTER 2017 AND RECENT HIGHLIGHTS

- EPS, FFO and FFO as adjusted per share, were ($0.02), $0.33 and $0.48, respectively
- Achieved year-over-year three-month SPP Cash NOI growth of 3.2%, including 5.3% in the SHOP portfolio
- Entered into transactions which provide a path to reduce Brookdale concentration to approximately 15.7%
- Reentering the Boston life science market with $228 million acquisition of the Hayden Research Campus, bringing our year-to-date announced acquisitions and developments to $447 million
- Announced launch of sales process for remaining UK holdings
- As previously announced, repurchased $500 million of our 5.375% senior notes due 2021
- Promoted Tom Klaritch to Chief Operating Officer and appointed Shawn Johnston as Chief Accounting Officer
- Increased 2017 FFO as adjusted guidance range and reaffirmed aggregate 2017 SPP Cash NOI growth guidance

| | Three Months Ended September 30, 2017 | | Three Months Ended September 30, 2016 | | |
|---|---|---|---|---|---|
| *(in thousands, except per share amounts)* | Amount | Diluted Per Share | Amount | Diluted Per Share | Per Share Change |
| **Net income (loss)** | **$ (7,788)** | **$ (0.02)** | **$ 150,924** | **$ 0.32** | **$ (0.34)** |
| FFO | $ 155,248 | $ 0.33 | $ 304,387 | $ 0.65 | $ (0.32) |
| Other impairments (recoveries), net[(1)] | 2,738 | 0.01 | — | — | 0.01 |
| Severance and related charges[(2)] | 3,889 | 0.01 | 14,464 | 0.03 | (0.02) |
| Loss on debt extinguishments[(3)] | 54,227 | 0.11 | — | — | 0.11 |
| Transaction-related items | 580 | — | 17,568 | 0.04 | (0.04) |
| Casualty-related charges (recoveries), net[(4)] | 8,925 | 0.02 | — | — | 0.02 |
| Other[(5)] | 2,162 | — | 94 | — | — |
| **FFO as adjusted** | **$ 227,769** | **$ 0.48** | **$ 336,513** | **$ 0.72** | **$ (0.24)** |
| FFO as adjusted from QCP | — | — | (101,549) | (0.22) | 0.22 |
| **Comparable FFO as adjusted[(6)]** | **$ 227,769** | **$ 0.48** | **$ 234,964** | **$ 0.50** | **$ (0.02)** |
| **FAD** | **$ 202,407** | | **$ 317,540** | | |

(1) Relates to the impairment of our Tandem Health Care Loan.
(2) For the three months ended September 30, 2017, primarily relates to the departure of our former Executive Vice President and Chief Accounting Officer. For the three months ended September 30, 2016, primarily relates to the departure of our former President and Chief Executive Officer.
(3) Represents the premium associated with the prepayment of $500 million of senior unsecured notes.
(4) Includes $11 million of casualty-related charges and a $2 million deferred income tax benefit.
(5) Includes $2 million of litigation costs.
(6) Represents FFO as adjusted excluding FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the QCP spin-off.

FFO, FFO as adjusted, FAD, Comparable FFO as adjusted, SPP Cash NOI and SPP NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See "Discussion and Reconciliation of Non-GAAP Financial Measures" for the quarter ended September 30, 2017 for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.hcpi.com/financial-reconciliation.

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## SAME PROPERTY PORTFOLIO OPERATING SUMMARY

The table below outlines the three-month same property portfolio operating results for the quarter:

| | Year-Over-Year | | | |
|---|---|---|---|---|
| | Occupancy | | SPP Growth | |
| | 3Q17 | 3Q16 | NOI | Cash NOI |
| Senior housing triple-net | 85.5% | 87.1% | 3.0% | 2.7% |
| Senior housing operating portfolio ("SHOP")[(1)] | 86.3% | 88.8% | 3.9% | 5.3% |
| Life science | 96.3% | 97.1% | 2.2% | 4.0% |
| Medical office | 91.7% | 92.2% | 1.5% | 2.5% |
| Other non-reportable segments ("Other")[(2)] | N/A | N/A | 1.7% | 1.3% |
| **Total Portfolio** | | | **2.5%** | **3.2%** |

(1) SHOP SPP Cash NOI growth consists of the following components: Assisted Living / Independent Living 4.4% and CCRC joint venture 12.0%.
(2) Other primarily includes our hospitals and U.K. real estate investments. See our Supplemental Report for additional details.

## BROOKDALE TRANSACTIONS

We have reached agreements to sell six assets to Brookdale Senior Living, Inc. ("Brookdale") for $275 million and purchase Brookdale's 10% interest in two joint ventures for $99 million. Additionally, HCP and Brookdale have agreed to terminate management agreements on 36 senior housing operating properties and leases on 32 triple-net leased communities. Brookdale has agreed to waive fees on all management agreement terminations and we have agreed to modify the rent on the remaining Brookdale triple-net portfolio, providing a $5 million annual rent reduction. We intend to either transition to other operators or sell the aforementioned 68 properties during 2018. The anticipated sales are expected to generate $600 million to $900 million of net proceeds to us depending on the mix of asset sales versus transitions to new operators.

We have also agreed to sell our remaining investments in the RIDEA II senior housing joint venture ("RIDEA II") to an investor group led by Columbia Pacific Advisors, LLC ("CPA") for $332 million. RIDEA II owns 49 communities, of which 46 are managed by Brookdale.

Combined, these transactions provide a path to reduce our Brookdale concentration, on a pro forma basis, from 27.0% of Cash NOI and Interest Income (excluding the previously announced planned sale or transition of 25 Brookdale assets) to approximately 15.7%. We intend to use the proceeds from the dispositions primarily to repay debt and for general corporate purposes.

A copy of the corresponding press release and investor presentation with additional details is available on the Investor Relations section of our website at http://ir.hcpi.com.

## REENTERING BOSTON LIFE SCIENCE MARKET

In October, we entered into definitive agreements to acquire a $228 million value-add life science campus known as the Hayden Research Campus located in the Boston suburb of Lexington, Massachusetts. The Hayden acquisition allows us to reenter the Boston life science market with immediate scale and align with a leading local developer, owner and operator, King Street Properties ("King Street"). We will own an interest in this campus through a consolidated joint venture with King Street. The campus includes two existing buildings totaling 400,000 square feet and is currently 66% leased, anchored by major life science tenants including Shire US, Inc., a subsidiary of Shire plc, and Merck, Sharp and Dohme, a subsidiary of Merck and Co., Inc. Additionally, King Street is currently seeking approvals for the joint venture to develop 209,000 square feet of life science space on the campus.

## HCP LAUNCHES SALE PROCESS FOR REMAINING UK HOLDINGS

We have launched a formal sales process for our remaining UK holdings. We expect the sale to be completed during the first half of 2018.

## OTHER TRANSACTION ACTIVITY

*ACQUISITIONS*

During the third quarter, we announced $113 million of additional acquisitions, bringing our year-to-date announced acquisitions and developments to $447 million. Significant acquisition activity during the third quarter includes:

- As previously disclosed, in July, we acquired a portfolio of three medical office buildings in Texas for $49 million.

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5 • In August, we acquired 6000 Shoreline Court, a 139,000 square foot life science office building in South San Francisco, California for $64 million. 6000 Shoreline is adjacent to our Sierra Point development site. DISPOSITIONS During the third quarter, we sold two triple-net senior housing assets leased to Brookdale for $15 million. DEVELOPMENT UPDATE During the quarter, we placed $101 million of development in service, including $94 million at Phase II of The Cove. At quarter end, our development pipeline totaled $870 million, which includes $288 million that has been placed in service. During the third quarter, we added $63 million of new projects to our development and redevelopment pipelines. BALANCE SHEET AND NEW CREDIT FACILITY As previously announced, in July, we repurchased $500 million of our 5.375% senior notes due 2021 using capital recycling proceeds from the HC-One loan repayment and Brookdale 64 disposition. In connection with the tender offer, we incurred an extinguishment of debt charge of approximately $54 million in the third quarter.    At September 30, 2017, we had $1.5 billion of liquidity from a combination of cash and availability under our $2.0 billion credit facility and no major senior notes or secured debt maturities until early 2019.   On October 19, 2017, we closed on a new $2.0 billion unsecured revolving credit facility. The new facility reduces our funded interest cost for committed loans by five basis points and has a maturity date of October 19, 2021. Based on our current senior unsecured long-term debt ratings, the facility bears interest annually at LIBOR plus 100 basis points and has a facility fee of 20 basis points. The facility also includes two six-month extension options at our discretion and the ability to increase the commitments by an aggregate amount up to $750 million, subject to customary conditions. HURRICANE UPDATE As a result of Hurricane Harvey and Hurricane Irma during the third quarter of 2017, we recorded $11 million of casualty losses, net of a small insurance recovery. The losses are comprised of $6 million of property damage and $5 million of other associated costs, including storm preparation, clean up, relocation, and other costs.  In addition, we recorded a $2 million deferred tax benefit associated with the casualty-related losses. These items are excluded from FFO as adjusted.   EXECUTIVE LEADERSHIP As previously announced, Tom Klaritch was promoted to Chief Operating Officer in August 2017. Mr. Klaritch will oversee our streamlined office platform, with the life science and medical office businesses reporting to him, and will work closely with the respective teams to continue to advance the competitive performance and growth of the specialty office platform. In addition, Mr. Klaritch will manage our development projects and capital expenditures, oversee the IT department focusing on automation and system integration across the platform, and establish consistent operational reporting standards across our verticals. Mr. Klaritch is an 18-year Company veteran with 34 years of operational and financial management experience in the medical office and hospital sectors.    In August, Shawn Johnston joined HCP as Senior Vice President and Chief Accounting Officer. Mr. Johnston joined HCP from a leading multifamily real estate investment trust, where he was Chief Accounting Officer.     DIVIDEND On October 26, 2017, our Board of Directors declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on November 21, 2017 to stockholders of record as of the close of business on November 6, 2017.

## SUSTAINABILITY

HCP's leadership in Environmental, Social and Governance (ESG) standards was again recognized by two influential ESG benchmarking institutions, the Dow Jones Sustainability Indices and Global Real Estate Sustainability Benchmark (GRESB).

HCP was named to the Dow Jones Sustainability Index (DJSI) North America and the DJSI World, for the fifth and third consecutive years, respectively. In addition, we achieved the "Green Star" designation from GRESB for the sixth year in a row, representing the highest quadrant of achievement in GRESB's annual sustainability survey.

More information about HCP's sustainability efforts can be found on our website at www.hcpi.com/sustainability.

## OUTLOOK

For full-year 2017, we expect EPS to range between $1.16 and $1.20; FFO per share to range between $1.74 and $1.78; and FFO as adjusted per share to range between $1.92 and $1.96, representing a $0.02 per share increase at the mid-point. In addition, we expect 2017 SPP Cash NOI to increase between 2.5% and 3.5%. EPS and FFO per share guidance do not yet reflect the non-cash accounting impact of the Brookdale transactions. Additionally, these estimates do not reflect the potential impact from unannounced future transactions other than capital recycling activities. For additional detail and information regarding these estimates, refer to the "Projected Full Year 2017 SPP NOI and SPP Cash NOI" table below, and the 2017 Guidance section of our corresponding Supplemental Report, available in the Investor Relations section of our website at http://ir.hcpi.com.

| | Projected Full Year 2017 | | | |
|---|---|---|---|---|
| | SPP NOI | | SPP Cash NOI | |
| | Low | High | Low | High |
| Senior housing triple-net | 2.0% | 3.0% | 5.0% | 6.0% |
| SHOP | (2.9%) | (0.9%) | (2.0%) | —% |
| Life science | 2.0% | 3.0% | 3.5% | 4.5% |
| Medical office | 1.4% | 2.4% | 2.5% | 3.5% |
| Other[(1)] | 2.0% | 3.0% | 0.8% | 1.8% |
| **SPP Growth** | **1.2%** | **2.2%** | **2.5%** | **3.5%** |

(1) Other primarily includes our hospitals and U.K. real estate investments. See our Supplemental Report for additional details.

## COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Thursday, November 2, 2017 at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) to present its performance and operating results for the quarter ended September 30, 2017. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 0914328. You may also access the conference call via webcast at www.hcpi.com. This link can be found in the "News and Events" section, which is under "Investor Relations". Through November 17, 2017, an archive of the webcast will be available on our website, and a telephonic replay can be accessed by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10112667. Our Supplemental Report for the current period is available, with this earnings release, on our website in the "Financial Information" section under "Investor Relations".

## ABOUT HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. HCP owns a large-scale portfolio diversified across multiple sectors, led by senior housing, life science and medical office. Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index. For more information regarding HCP, visit www.hcpi.com.

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7 FORWARD-LOOKING STATEMENTS “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, (i) all statements under the heading “Outlook,” including without limitation with respect to expected EPS, FFO per share, FFO as adjusted per share, SPP NOI, SPP Cash NOI and other financial projections and assumptions, including those in the “Projected Full Year 2017 SPP NOI and SPP Cash NOI” table in this release, as well as comparable statements included in other sections of this release; (ii) statements regarding the payment of a quarterly cash dividend; (iii) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, developments, joint venture transactions, capital recycling and financing activities, and other transactions discussed in this release, including without limitation those described under the heading “Development Update”'; and (iv) statements with respect to the executive leadership updates described under the heading "Executive Leadership." These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of our and our management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues, with our concentration of assets operated by Brookdale increasing as a result of the consummation of the spin-off of QCP on October 31, 2016; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our concentration in the healthcare property sector, particularly in senior housing, life sciences, medical office buildings and hospitals, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; availability of suitable properties to acquire at favorable prices, the competition for the acquisition and financing of those properties, and the costs of associated property development; our ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or we exercise our right to foreclose on loan collateral or replace an existing tenant or operator upon default; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our ability to achieve the benefits of acquisitions and other investments, including those discussed above, within expected time frames or at all, or within expected cost projections; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on our tenants and operators of legislation, executive orders and other legal requirements, including the Affordable Care Act and licensure, certification and inspection requirements, as well as laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic or other conditions, including currency exchange rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. You should not place undue reliance on any forward-looking statements. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.       CONTACT   Andrew Johns Vice President – Finance and Investor Relations 949-407-0400

## The Numbers

# Overview(1)

As of and for the quarter ended September 30, 2017, dollars, square feet and shares in thousands, except per share data

| | 3Q17 | YTD | Full Year 2017 Guidance (November 2, 2017) |
|---|---|---|---|
| **Financial Metrics** | | | |
| Diluted earnings per common share | $(0.02) | $1.01 | $1.16 - $1.20 |
| Diluted FFO per common share | $0.33 | $1.30 | $1.74 - $1.78 |
| Diluted FFO as adjusted per common share | $0.48 | $1.47 | $1.92 - $1.96 |
| Dividends per common share | $0.37 | $1.11 | $1.48 |
| Total rental and operating revenues(2) | $527,133 | $1,602,524 | |
| NOI(2) | 306,164 | 943,171 | |
| Cash NOI and interest income(2) | 319,273 | 996,951 | |
| **Same Property Portfolio Cash NOI Growth** | | | |
| Senior housing triple-net | 2.7% | 3.9% | 5.0% - 6.0% |
| SHOP(3) | 5.3% | 2.5% | (2.0%) - 0.0% |
| Life science | 4.0% | 4.1% | 3.5% - 4.5% |
| Medical office | 2.5% | 3.2% | 2.5% - 3.5% |
| Other | 1.3% | 1.1% | 0.8% - 1.8% |
| **Total Portfolio** | **3.2%** | **3.3%** | **2.5% - 3.5%** |
| **Same Property Portfolio NOI Growth** | **2.5%** | **2.2%** | **1.2% - 2.2%** |

| | 3Q17 |
|---|---|
| **Capitalization** | |
| Common stock outstanding and DownREIT units | 475,664 |
| Total Market Equity | $ 13,237,729 |
| Total Debt | 7,812,948 |

| | 3Q17 |
|---|---|
| **Debt Ratios** | |
| Financial Leverage | 44.0% |
| Secured Debt Ratio | 1.8% |
| Net Debt to Adjusted EBITDA | 6.4x |
| Adjusted Fixed Charge Coverage | 3.8x |

| | Property Count | Capacity | Unit of Measure | Occupancy |
|---|---|---|---|---|
| **Portfolio Statistics** | | | | |
| Senior housing triple-net | 204 | 20,236 | Units | 85.6% |
| SHOP | 158 | 25,674 | Units | 85.9% |
| Life science | 131 | 7,541 | Sq. Ft. | 96.6% |
| Medical office | 245 | 18,211 | Sq. Ft. | 91.8% |
| Other | 80 | N/A | N/A | N/A |
| **Total** | **818** | N/A | N/A | N/A |

(1) Reconciliations, definitions and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation.

(2) Includes the Company's share of unconsolidated joint ventures ("JVs") and activity from assets sold and held for sale during the period.

(3) SHOP same property cash NOI growth consists of the following components:

| | 3Q17 | YTD |
|---|---|---|
| Assisted living / Independent living | 4.4% | 2.6% |
| CCRC JV | 12.0% | 1.9% |

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9 September 30, 2017 December 31, 2016 Assets Real Estate: Buildings and improvements $ 11,052,578 $ 11,692,654 Development costs and construction in progress 429,459 400,619 Land 1,752,890 1,881,487 Accumulated depreciation and amortization (2,699,174) (2,648,930) Net real estate 10,535,753 11,325,830 Net investment in direct financing leases 715,104 752,589 Loans receivable, net 402,152 807,954 Investments in and advances to unconsolidated joint ventures 822,369 571,491 Accounts receivable, net of allowance of $4,312 and $4,459, respectively 34,571 45,116 Cash and cash equivalents 133,887 94,730 Restricted cash 27,135 42,260 Intangible assets, net 400,867 479,805 Assets held for sale, net 216,074 927,866 Other assets, net 616,169 711,624 Total assets $ 13,904,081 $ 15,759,265 Liabilities and Equity Bank line of credit $ 605,837 $ 899,718 Term loans 226,205 440,062 Senior unsecured notes 6,393,926 7,133,538 Mortgage debt 145,417 623,792 Other debt 94,818 92,385 Intangible liabilities, net 53,427 58,145 Liabilities of assets held for sale, net 8,653 3,776 Accounts payable and accrued liabilities 381,189 417,360 Deferred revenue 140,378 149,181 Total liabilities 8,049,850 9,817,957 Commitments and contingencies Common stock, $1.00 par value: 750,000,000 shares authorized; 469,034,877 and 468,081,489 shares issued and outstanding, respectively 469,035 468,081 Additional paid-in capital 8,224,531 8,198,890 Cumulative dividends in excess of earnings (3,137,642) (3,089,734) Accumulated other comprehensive income (loss) (24,491) (29,642) Total stockholders' equity 5,531,433 5,547,595 Joint venture partners 145,496 214,377 Non-managing member unitholders 177,302 179,336 Total noncontrolling interests 322,798 393,713 Total equity 5,854,231 5,941,308 Total liabilities and equity $ 13,904,081 $ 15,759,265 HCP, Inc. Unaudited Consolidated Balance Sheets In thousands, except share and per share data

# HCP, Inc.

**Unaudited Consolidated Statements of Operations**

In thousands, except per share data

| | Three Months Ended September 30, 2017 | Three Months Ended September 30, 2016 | Nine Months Ended September 30, 2017 | Nine Months Ended September 30, 2016 |
|---|---|---|---|---|
| **Revenues:** | | | | |
| Rental and related revenues | $ 266,109 | $ 290,280 | $ 816,147 | $ 872,828 |
| Tenant recoveries | 36,860 | 34,809 | 105,794 | 99,715 |
| Resident fees and services | 126,040 | 170,752 | 391,688 | 500,717 |
| Income from direct financing leases | 13,240 | 14,234 | 40,516 | 44,791 |
| Interest income | 11,774 | 20,482 | 50,974 | 71,298 |
| Total revenues | **454,023** | **530,557** | **1,405,119** | **1,589,349** |
| **Costs and expenses:** | | | | |
| Interest expense | 71,328 | 117,860 | 235,834 | 361,255 |
| Depreciation and amortization | 130,588 | 141,407 | 397,893 | 421,181 |
| Operating | 155,338 | 187,714 | 467,582 | 542,751 |
| General and administrative | 23,523 | 34,781 | 67,287 | 83,011 |
| Acquisition and pursuit costs | 580 | 2,763 | 2,504 | 6,061 |
| Impairments (recoveries), net | 25,328 | — | 82,010 | — |
| Total costs and expenses | **406,685** | **484,525** | **1,253,110** | **1,414,259** |
| **Other income (expense):** | | | | |
| Gain (loss) on sales of real estate, net | 5,182 | (9) | 322,852 | 119,605 |
| Loss on debt extinguishments | (54,227) | — | (54,227) | — |
| Other income (expense), net | (10,556) | 1,432 | 40,723 | 5,064 |
| Total other income (expense), net | **(59,601)** | **1,423** | **309,348** | **124,669** |
| **Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures** | (12,263) | 47,455 | 461,357 | 299,759 |
| Income tax benefit (expense) | 5,481 | 424 | 14,630 | (1,101) |
| Equity income (loss) from unconsolidated joint ventures | 1,062 | (2,053) | 4,571 | (4,028) |
| **Income (loss) from continuing operations** | **(5,720)** | **45,826** | **480,558** | **294,630** |
| **Discontinued operations:** | | | | |
| Income (loss) before transaction costs and income taxes | — | 121,229 | — | 360,226 |
| Transaction costs | — | (14,805) | — | (28,509) |
| Income tax benefit (expense) | — | 1,789 | — | (47,721) |
| **Total discontinued operations** | **—** | **108,213** | **—** | **283,996** |
| **Net income (loss)** | **(5,720)** | **154,039** | **480,558** | **578,626** |
| Noncontrolling interests' share in earnings | (1,937) | (2,789) | (7,687) | (9,540) |
| **Net income (loss) attributable to HCP, Inc.** | (7,657) | 151,250 | 472,871 | 569,086 |
| Participating securities' share in earnings | (131) | (326) | (560) | (977) |
| **Net income (loss) applicable to common shares** | **$ (7,788)** | **$ 150,924** | **$ 472,311** | **$ 568,109** |
| **Earnings per common share:** | | | | |
| Basic | $ (0.02) | $ 0.32 | $ 1.01 | $ 1.22 |
| Diluted | $ (0.02) | $ 0.32 | $ 1.01 | $ 1.22 |
| **Weighted average shares used to calculate earnings per common share:** | | | | |
| Basic | 468,975 | 467,628 | 468,642 | 466,931 |
| Diluted | 468,975 | 467,835 | 468,828 | 467,132 |

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# HCP, Inc.

**Unaudited Funds From Operations**

In thousands, except per share data

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2017 | 2016 | 2017 | 2016 |
| **Net income (loss) applicable to common shares** | $ (7,788) | $ 150,924 | $ 472,311 | $ 568,109 |
| Real estate related depreciation and amortization | 130,588 | 142,874 | 397,893 | 425,582 |
| Real estate related depreciation and amortization on unconsolidated joint ventures | 16,358 | 12,607 | 47,711 | 36,347 |
| Real estate related depreciation and amortization on noncontrolling interests and other | (3,678) | (5,270) | (11,711) | (15,708) |
| Other depreciation and amortization[(1)] | 2,360 | 2,986 | 7,718 | 8,922 |
| Loss (gain) on sales of real estate, net | (5,182) | 9 | (322,852) | (119,605) |
| Loss (gain) on sales of real estate, net on unconsolidated joint ventures | — | — | — | (215) |
| Loss (gain) on sales of real estate, net on noncontrolling interests | — | — | — | (2) |
| Taxes associated with real estate dispositions[(2)] | — | 257 | (5,498) | 53,434 |
| Impairments (recoveries) of real estate, net[(3)] | 22,590 | — | 22,590 | — |
| **FFO applicable to common shares** | **$ 155,248** | **$ 304,387** | **$ 608,162** | **$ 956,864** |
| Distributions on dilutive convertible units and other | — | 2,376 | 5,250 | 10,622 |
| **Diluted FFO applicable to common shares** | **$ 155,248** | **$ 306,763** | **$ 613,412** | **$ 967,486** |
| **Diluted FFO per common share** | **$ 0.33** | **$ 0.65** | **$ 1.30** | **$ 2.05** |
| Weighted average shares used to calculate diluted FFO per common share | 469,156 | 471,994 | 473,519 | 473,011 |
| **Impact of adjustments to FFO:** | | | | |
| Transaction-related items[(4)] | $ 580 | $ 17,568 | $ 2,476 | $ 34,570 |
| Other impairments (recoveries), net[(5)] | 2,738 | — | 8,526 | — |
| Severance and related charges[(6)] | 3,889 | 14,464 | 3,889 | 14,464 |
| Loss on debt extinguishments[(7)] | 54,227 | — | 54,227 | — |
| Litigation costs | 2,303 | — | 7,507 | — |
| Casualty-related charges (recoveries), net[(8)] | 8,925 | — | 8,925 | $ — |
| Foreign currency remeasurement losses (gains) | (141) | 94 | (986) | 268 |
| | $ 72,521 | $ 32,126 | $ 84,564 | $ 49,302 |
| FFO as adjusted applicable to common shares | $ 227,769 | $ 336,513 | $ 692,726 | $ 1,006,166 |
| Distributions on dilutive convertible units and other | 1,493 | 3,467 | 5,095 | 10,549 |
| **Diluted FFO as adjusted applicable to common shares** | **$ 229,262** | **$ 339,980** | **$ 697,821** | **$ 1,016,715** |
| Per common share impact of adjustments on diluted FFO | $ 0.15 | $ 0.07 | $ 0.17 | $ 0.10 |
| **Diluted FFO as adjusted per common share** | **$ 0.48** | **$ 0.72** | **$ 1.47** | **$ 2.15** |
| Weighted average shares used to calculate diluted FFO as adjusted per common share | 473,836 | 473,692 | 473,519 | 473,011 |
| FFO as adjusted from QCP | $ — | $ 101,549 | $ — | $ 301,393 |
| Diluted Comparable FFO as adjusted applicable to common shares[(9)] | $ 229,262 | $ 238,431 | $ 697,821 | $ 715,322 |
| FFO as adjusted from QCP per common share | $ — | $ (0.22) | $ — | $ (0.64) |
| **Diluted Comparable FFO as adjusted per common share** | **$ 0.48** | **$ 0.50** | **$ 1.47** | **$ 1.51** |

(1) Other depreciation and amortization includes DFL depreciation and lease incentive amortization (reduction of straight-line rents) for the consideration given to terminate the 30 purchase options on the 153-property amended lease portfolio in the 2014 Brookdale transaction.

(2) For the nine months ended September 30, 2017, represents income tax benefit associated with the disposition of real estate assets in our RIDEA II transaction. For the nine months ended September 30, 2016, represents income tax expense associated with the state built-in gain tax payable upon the disposition of specific real estate assets, of which $49 million relates to the HCRMC real estate portfolio.

(3) Represents impairments on 11 senior housing triple-net facilities.

(4) On January 1, 2017, we early adopted the Financial Accounting Standards Board Accounting Standards Update No. 2017-01, *Clarifying the Definition of a Business* ("ASU 2017-01") which prospectively results in recognizing the majority of our real estate acquisitions as asset acquisitions rather than business combinations. Acquisition and pursuit costs relating to completed asset acquisitions are capitalized, including those costs incurred prior to January 1, 2017. Real estate acquisitions completed prior to January 1, 2017 were deemed business combinations and the related acquisition and pursuit costs were expensed as incurred. For the three and nine months ended September 30, 2016, primarily relates to the QCP spin-off.

(5) For the three months ended September 30, 2017, relates to the impairment of our Tandem Mezzanine Loan. For the nine months ended September 30, 2017, relates to the impairments of our Tandem Mezzanine Loan, net of the impairment recovery upon the sale of our Four Seasons Notes in the first quarter of 2017.

(6) For the three months ended September 30, 2017, primarily relates to the departure of our former Executive Vice President and Chief Accounting Officer. For the three months ended September 30, 2016, primarily relates to the departure of our former President and Chief Executive Officer.

(7) Represents the premium associated with the prepayment of $500 million of senior unsecured notes.

(8) Includes $11 million of casualty-related charges and a $2 million deferred income tax benefit.

(9) Excludes FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the QCP spin-off.

11

# HCP, Inc.

**Unaudited Funds Available for Distribution**

In thousands

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2017 | 2016 | 2017 | 2016 |
| FFO as adjusted applicable to common shares | $ 227,769 | $ 336,513 | $ 692,726 | $ 1,006,166 |
| Amortization of deferred compensation[1] | 3,237 | 3,389 | 10,329 | 12,894 |
| Amortization of deferred financing costs | 3,439 | 5,037 | 11,141 | 15,598 |
| Straight-line rents | (4,060) | (3,295) | (12,236) | (14,412) |
| Other depreciation and amortization | (2,360) | (2,986) | (7,718) | (8,921) |
| Leasing costs, tenant improvements, and recurring capital expenditures[2] | (28,783) | (23,822) | (79,903) | (66,176) |
| Lease restructure payments | 311 | 1,868 | 1,165 | 14,480 |
| CCRC entrance fees[3] | 6,074 | 4,975 | 14,436 | 16,524 |
| Deferred income taxes[4] | (3,807) | (3,431) | (10,523) | (8,977) |
| Other FAD adjustments | 587 | (708) | 1,692 | (2,739) |
| FAD applicable to common shares | $ 202,407 | $ 317,540 | $ 621,109 | $ 964,437 |
| Distributions on dilutive convertible units and other | 1,596 | 3,513 | 5,250 | 10,622 |
| Diluted FAD applicable to common shares | $ 204,003 | $ 321,053 | $ 626,359 | $ 975,059 |

(1) Excludes $0.5 million related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of our former Executive Vice President and Chief Accounting Officer, which is included in the severance and related charges for the three and nine months ended September 30, 2017. Excludes $6 million related to the acceleration of deferred compensation for restricted stock units and stock options that vested upon the departure of our former President and Chief Executive Officer, which is included in severance and related charges for the three and nine months ended September 30, 2016.

(2) Includes our share of leasing costs and tenant and capital improvements from unconsolidated joint ventures.

(3) Represents our 49% share of non-refundable entrance fees as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.

(4) Excludes $2 million of deferred tax benefit from the casualty-related charges, which is included in casualty-related charges (recoveries), net for the three and nine months ended September 30, 2017.

12

# Portfolio Summary

As of and for the quarter ended September 30, 2017, dollars in thousands

| | Property Count | Age | Investment | Cash NOI and Interest Income | Private Pay %[1] |
|---|---|---|---|---|---|
| **Property Portfolio** | | | | | |
| Senior housing triple-net | 204 | 19 | $ 3,801,465 | $ 75,686 | 92.0 |
| SHOP | 83 | 23 | 2,348,506 | 39,184 | 98.2 |
| Life science | 117 | 21 | 3,778,511 | 69,429 | 100.0 |
| Medical office | 232 | 23 | 3,905,769 | 72,782 | 100.0 |
| Other | 76 | 32 | 949,984 | 26,548 | 80.0 |
| | **712** | **22** | **$ 14,784,235** | **$ 283,629** | **95.8** |
| **Debt Investments** | | | | | |
| Other | — | N/A | $ 420,719 | $ 11,774 | — |
| **HCP's Share of Unconsolidated JVs[2]** | | | | | |
| SHOP | 72 | 21 | $ 1,184,876 | $ 21,487 | 84.4 |
| Life science | 4 | 21 | 87,971 | 1,632 | 100.0 |
| Medical office | 1 | 22 | 9,878 | 350 | 100.0 |
| Other | 4 | 40 | 9,150 | 401 | 14.7 |
| | **81** | **22** | **$ 1,291,875** | **$ 23,870** | **84.6** |
| **Developments** | | | | | |
| SHOP | 2 | N/A | $ 11,951 | $ — | — |
| Life science | 8 | N/A | 235,329 | — | — |
| Medical office | 3 | N/A | 45,294 | — | — |
| | **13** | **N/A** | **$ 292,574** | **$ —** | **—** |
| **Redevelopments** | | | | | |
| SHOP | 1 | N/A | $ 1,329 | $ — | — |
| Life science | 2 | N/A | 29,579 | — | — |
| Medical office | 9 | N/A | 98,094 | — | — |
| | **12** | **N/A** | **$ 129,002** | **$ —** | **—** |
| **Total** | | | | | |
| Senior housing triple-net | 204 | 19 | $ 3,801,465 | $ 75,686 | 92.0 |
| SHOP | 158 | 22 | 3,546,662 | 60,671 | 92.9 |
| Life science | 131 | 21 | 4,131,390 | 71,061 | 100.0 |
| Medical office | 245 | 23 | 4,059,035 | 73,132 | 100.0 |
| Other | 80 | 32 | 1,379,853 | 38,723 | 79.3 |
| | **818** | **22** | **$ 16,918,405** | **$ 319,273** | **94.9** |

**CASH NOI AND INTEREST INCOME**


Other: 12%
Senior housing triple-net: 24%
N³
Medical office: 23%
$319.3M
SHOP: 19%
Life science: 22%

(1) Self-pay and private insurance (including managed care) revenues as a percentage of total property revenues for the most recent trailing 12 months available, weighted based on current quarter Cash NOI including assets sold in the quarter. Revenues for medical office properties are considered 100% private pay.

(2) HCP's pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period.

13

# Portfolio Summary

For the quarter ended September 30, 2017, dollars in thousands

**NOI, CASH NOI AND INTEREST INCOME**

| | | Rental and Operating Revenues | | Operating Expenses | | NOI[1] | | Cash NOI[1] | | Interest Income | | Cash NOI and Interest Income |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **Wholly-Owned** | | | | | | | | | | | | |
| Senior housing triple-net | $ | 77,220 | $ | (934) | $ | 76,286 | $ | 75,686 | $ | — | $ | 75,686 |
| SHOP | | 126,040 | | (86,821) | | 39,219 | | 39,184 | | — | | 39,184 |
| Life science | | 90,174 | | (19,960) | | 70,214 | | 69,429 | | — | | 69,429 |
| Medical office | | 119,847 | | (46,486) | | 73,361 | | 72,782 | | — | | 72,782 |
| Other | | 28,968 | | (1,137) | | 27,831 | | 26,548 | | 11,774 | | 38,322 |
| | **$** | **442,249** | **$** | **(155,338)** | **$** | **286,911** | **$** | **283,629** | **$** | **11,774** | **$** | **295,403** |
| **HCP's Share of Unconsolidated JVs** | | | | | | | | | | | | |
| SHOP[2] | $ | 81,936 | $ | (65,035) | $ | 16,901 | $ | 21,487 | $ | — | $ | 21,487 |
| Life science | | 2,031 | | (433) | | 1,598 | | 1,632 | | — | | 1,632 |
| Medical office | | 496 | | (143) | | 353 | | 350 | | — | | 350 |
| Other | | 421 | | (20) | | 401 | | 401 | | — | | 401 |
| | **$** | **84,884** | **$** | **(65,631)** | **$** | **19,253** | **$** | **23,870** | **$** | **—** | **$** | **23,870** |
| **Total** | | | | | | | | | | | | |
| Senior housing triple-net | $ | 77,220 | $ | (934) | $ | 76,286 | $ | 75,686 | $ | — | $ | 75,686 |
| SHOP | | 207,976 | | (151,856) | | 56,120 | | 60,671 | | — | | 60,671 |
| Life science | | 92,205 | | (20,393) | | 71,812 | | 71,061 | | — | | 71,061 |
| Medical office | | 120,343 | | (46,629) | | 73,714 | | 73,132 | | — | | 73,132 |
| Other | | 29,389 | | (1,157) | | 28,232 | | 26,949 | | 11,774 | | 38,723 |
| | **$** | **527,133** | **$** | **(220,969)** | **$** | **306,164** | **$** | **307,499** | **$** | **11,774** | **$** | **319,273** |

(1) Includes $5.4 million attributable to non-controlling interests, excluding DownREITs.
(2) The SHOP NOI and Cash NOI variance primarily relates to the treatment of the non-refundable portion of Entrance Fees, which are deferred and amortized over the estimated stay of the resident for NOI and are recognized upon receipt, net of reserve, for Cash NOI.

14

# Same Property Portfolio

As of September 30, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

| SAME PROPERTY PORTFOLIO RECONCILIATION | Senior housing triple-net | SHOP | Life science | Medical office | Other | Total |
|---|---|---|---|---|---|---|
| **Total Property Count** | **204** | **158** | **131** | **245** | **80** | **818** |
| Acquisitions | — | (7) | (3) | (16) | — | (26) |
| Assets in Development | — | (2) | (8) | (3) | — | (13) |
| Assets in Redevelopment | — | (1) | (2) | (9) | — | (12) |
| Assets held for sale | (3) | — | (4) | — | — | (7) |
| Change in reporting structure | — | (23) | — | — | — | (23) |
| Completed Developments | — | (2) | (2) | (3) | — | (7) |
| Assets impacted by casualty event | — | (1) | — | — | — | (1) |
| **Three-Month SPP Property Count** | **201** | **122** | **112** | **214** | **80** | **729** |
| Acquisitions | (5) | (1) | — | — | (1) | (7) |
| Completed Developments | — | — | — | (1) | — | (1) |
| **Nine-Month SPP Property Count** | **196** | **121** | **112** | **213** | **79** | **721** |

| THREE-MONTH SPP | | | | Year-Over-Year | | | | Sequential | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | Occupancy | | Growth | | Occupancy | | Growth | |
| | Property Count | Investment | Percent of Property Portfolio | 3Q17 | 3Q16 | NOI | Cash NOI | 3Q17 | 2Q17 | NOI | Cash NOI |
| Senior housing triple-net | 201 | $ 3,778,759 | 99 | 85.5% | 87.1% | 3.0% | 2.7% | 85.5% | 86.3% | (0.4%) | (0.7%) |
| SHOP[(1)] | 122 | 2,941,905 | 83 | 86.3% | 88.8% | 3.9% | 5.3% | 86.3% | 86.9% | 1.2% | 1.4% |
| Life science | 112 | 3,266,639 | 84 | 96.3% | 97.1% | 2.2% | 4.0% | 96.3% | 96.3% | (0.2%) | 0.5% |
| Medical office | 214 | 3,230,151 | 82 | 91.7% | 92.2% | 1.5% | 2.5% | 91.7% | 92.1% | 0.4% | 0.6% |
| Other | 80 | 959,134 | 100 | N/A | N/A | 1.7% | 1.3% | N/A | N/A | 0.3% | (1.2%) |
| **Total Portfolio** | **729** | **$ 14,176,588** | **88** | | | **2.5%** | **3.2%** | | | **0.2%** | **0.2%** |

| NINE-MONTH SPP | | | | Year-Over-Year | | | |
|---|---|---|---|---|---|---|---|
| | | | | Occupancy | | Growth | |
| | Property Count | Investment | Percent of Property Portfolio | 3Q17 | 3Q16 | NOI | Cash NOI |
| Senior housing triple-net | 196 | $ 3,701,197 | 97 | 85.9% | 87.1% | 1.9% | 3.9% |
| SHOP[(1)] | 121 | 2,927,306 | 83 | 87.1% | 88.9% | 1.3% | 2.5% |
| Life science | 112 | 3,266,639 | 84 | 96.3% | 97.1% | 2.9% | 4.1% |
| Medical office | 213 | 3,162,721 | 81 | 91.6% | 92.1% | 2.2% | 3.2% |
| Other | 79 | 941,226 | 98 | N/A | N/A | 2.5% | 1.1% |
| **Total Portfolio** | **721** | **$ 13,999,089** | **87** | | | **2.2%** | **3.3%** |

(1) Reflects the January 2017 sale of a 40% interest in RIDEA II as if it occurred at the beginning of the earliest period presented.

15

16 Capitalization Dollars and shares in thousands, except price per share data TOTAL CAPITALIZATION September 30, 2017 Shares Value Total Value Common stock (NYSE: HCP) 469,035 $ 27.83 $ 13,053,244 Convertible partnership (DownREIT) units 6,629 27.83 184,485 Total Market Equity 475,664 $ 13,237,729 Consolidated debt N/A 7,466,203 Total Market Equity and Consolidated Debt 475,664 $ 20,703,932 HCP's share of unconsolidated JV debt N/A 346,745 Total Market Equity and Total Debt 475,664 $ 21,050,677 COMMON STOCK AND EQUIVALENTS Shares Outstanding September 30, 2017 Weighted Average Shares Three Months Ended September 30, 2017 Weighted Average Shares Nine Months Ended September 30, 2017 Diluted EPS Diluted FFO Diluted EPS Diluted FFO Common stock 469,035 468,975 468,975 468,642 468,642 Common stock equivalent securities: Restricted stock units 1,171 — 124 122 122 Dilutive impact of options 57 — 57 64 64 Convertible partnership (DownREIT) units 6,629 — — — 4,691 Total common stock and equivalents 476,892 468,975 469,156 468,828 473,519

# Indebtedness and Ratios

As of September 30, 2017, dollars in thousands

## DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

| | Bank Line of Credit[1] | Term Loan[2] | Senior Unsecured Notes | | Mortgage Debt | | Consolidated Debt | HCP's Share of Unconsolidated JV Debt | | Total Debt | |
|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | Amounts | Rates %[3] | Amounts | Rates %[3] | | Amounts[4] | Rates %[3] | Amounts | Rates %[3] |
| 2017 | $ — | $ — | $ — | — | $ 847 | — | $ 847 | $ 32,212 | 6.12 | $ 33,059 | 5.97 |
| 2018 | 605,837 | — | — | — | 3,512 | — | 609,349 | 28,056 | 3.98 | 637,405 | 2.46 |
| 2019 | — | 226,680 | 450,000 | 3.95 | 3,700 | — | 680,380 | 16,791 | 3.88 | 697,171 | 3.15 |
| 2020 | — | — | 800,000 | 2.79 | 3,758 | 5.08 | 803,758 | 10,877 | 4.21 | 814,635 | 2.82 |
| 2021[5] | — | — | 700,000 | 5.49 | 11,117 | 5.26 | 711,117 | 39,789 | 4.08 | 750,906 | 5.41 |
| 2022 | — | — | 900,000 | 3.93 | 2,861 | — | 902,861 | 14,688 | 4.41 | 917,549 | 3.92 |
| 2023 | — | — | 800,000 | 4.39 | 2,993 | — | 802,993 | 3,205 | 3.96 | 806,198 | 4.37 |
| 2024 | — | — | 1,150,000 | 4.17 | 3,131 | — | 1,153,131 | 87 | — | 1,153,218 | 4.16 |
| 2025 | — | — | 1,350,000 | 3.94 | 3,276 | — | 1,353,276 | 18,063 | 3.87 | 1,371,339 | 3.93 |
| 2026 | — | — | — | — | 3,213 | 3.04 | 3,213 | 94 | — | 3,307 | 2.96 |
| Thereafter | — | — | 300,000 | 6.88 | 101,007 | 4.16 | 401,007 | 2,901 | 3.90 | 403,908 | 6.17 |
| **Subtotal** | **$ 605,837** | **$ 226,680** | **$ 6,450,000** | | **$ 139,415** | | **$ 7,421,932** | **$ 166,763** | | **$ 7,588,695** | |
| Other Debt[6] | — | — | — | | — | | 94,818 | 180,862 | | 275,680 | |
| (Discounts), premium and debt costs, net | — | (475) | (56,074) | | 6,002 | | (50,547) | (880) | | (51,427) | |
| **Total** | **$ 605,837** | **$ 226,205** | **$ 6,393,926** | | **$ 145,417** | | **$ 7,466,203** | **$ 346,745** | | **$ 7,812,948** | |
| Weighted average interest rate % | 2.40 | 1.55 | 4.19 | | 4.19 | | 3.96 | 4.45 | | 3.97 | |
| Weighted average maturity in years | 0.5 | 1.3 | 6.1 | | 19.9 | | 5.8 | 3.3 | | 5.7 | |

(1) Includes £105 million translated into U.S. dollars at September 30, 2017. On October 19, 2017, we closed on a new $2.0 billion credit facility which has the following features: (i) initial maturity date of October 19, 2021 with two 6-month committed extension options; (ii) annual interest cost of LIBOR plus 100 basis points and facility fee of 20 basis points based on our current unsecured credit ratings; and (iii) inclusion of a $750 million accordion feature which can be used to increase the facility size, subject to customary conditions.
(2) Represents £169 million translated into U.S. dollars at September 30, 2017.
(3) The rates are reported in the year in which the related debt matures.
(4) Reflects pro rata share of mortgage and other debt in the Company's unconsolidated JVs.
(5) In July 2017, the Company repurchased $500 million of 5.375% senior notes due 2021 using proceeds from the HC-One loan repayment and Brookdale 64 disposition.
(6) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities.

17

18 Indebtedness and Ratios As of September 30, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs DEBT STRUCTURE Weighted Average Balance % of Total Interest Rate Years to Maturity Secured Fixed rate $ 232,537 3 4.45% 13.6 Floating rate 73,641 1 3.96% 2.1 Combined $ 306,178 4 4.33% 10.9 Unsecured Fixed rate 6,450,000 85 4.19% 6.1 Floating rate 832,517 11 2.17% 0.7 Combined $ 7,282,517 96 3.96% 5.5 Total Fixed rate 6,682,537 88 4.20% 6.3 Floating rate 906,158 12 2.31% 0.8 Combined $ 7,588,695 100 3.97% 5.7 Other debt(1) 275,680 (Discounts), premiums and debt costs, net (51,427) Total Debt $ 7,812,948 FINANCIAL COVENANTS(2) Bank Line of Credit Requirement Actual Compliance Leverage Ratio No greater than 60% 46% Secured Debt Ratio No greater than 30% 4% Unsecured Leverage Ratio No greater than 60% 50% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.4x CREDIT RATINGS (SENIOR UNSECURED DEBT) Moody's Baa2 (Stable) S&P Global BBB (Stable) Fitch BBB (Stable) (1) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities. (2) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in the Company’s consolidated financial statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated JVs.

# Investment Summary | Acquisitions, Fundings and Repayments

For the three and nine months ended September 30, 2017, dollars and square feet in thousands

## INVESTMENT SUMMARY

| | Three Months Ended September 30, 2017 | | Nine Months Ended September 30, 2017 | |
|---|---|---|---|---|
| Acquisitions | $ | 112,000 | $ | 138,100 |
| Development fundings | | 64,030 | | 167,864 |
| Redevelopment fundings | | 17,964 | | 34,135 |
| Loan fundings | | 5,809 | | 24,257 |
| **Total** | **$** | **199,803** | **$** | **364,356** |

## ACQUISITIONS

| | | | | | | | Forward Yield[1] | |
|---|---|---|---|---|---|---|---|---|
| | Date | Capacity | Property Count | Property Type | Purchase Price | | NOI | Cash NOI |
| Wateridge[2] | June | 124 Sq. Ft. | 2 | Life science | $ | 26,100 | | |
| Various Texas | July | 138 Sq. Ft. | 3 | Medical office | | 48,500 | | |
| South San Francisco, CA | August | 139 Sq. Ft. | 1 | Life science | | 63,500 | | |
| | | | **6** | | **$** | **138,100** | **7.3%** | **5.7%** |

## DEBT INVESTMENT REPAYMENTS

| | | Proceeds | | | |
|---|---|---|---|---|---|
| | Date | | GBP | | USD |
| Four Seasons[3] | March | £ | 111,663 | $ | 135,682 |
| HC-One[4] | June | | 282,874 | | 367,227 |

(1) Represents the average yield calculated using projected NOI and Cash NOI for the 12-month period following acquisition.
(2) In June 2017, the Company acquired two life science facilities in San Diego, CA, including a 50,000 square foot vacant building placed in redevelopment upon acquisition.
(3) Includes $101 million of proceeds from our Four Seasons investment that was placed on cost recovery in 2015. As a result, no interest income was recognized in 2017. The remaining $35 million of proceeds earned a 5.7% yield to maturity.
(4) HC-One debt investment earned an 8.3% yield to maturity.

19

# Investment Summary | Dispositions and Assets Held for Sale

For the quarter ended September 30, 2017, dollars and square feet in thousands

**DISPOSITIONS**

| | Date | Capacity | Property Count | Property Type | | Sales Price | Trailing Yield[1] NOI | Trailing Yield[1] Cash NOI |
|---|---|---|---|---|---|---|---|---|
| Salt Lake City, UT | January | 324 Sq. Ft. | 4 | Life science | $ | 75,750 | | |
| Memphis, TN | January | 130 Units | 1 | SHOP | | 2,250 | | |
| RIDEA II sale of partnership interest[2] | January | N/A | N/A | SHOP | | 363,200 | | |
| Palm Beach Gardens, FL | February | 199 Beds | 1 | Hospital | | 43,426 | | |
| Various Brookdale | March | 5,967 Units | 64 | Senior housing | | 1,125,000 | | |
| San Diego, CA[3] | April | 18 Acres | — | Life science | | 26,750 | | |
| San Diego, CA | April | 15 Sq. Ft. | 1 | Life science | | 4,650 | | |
| Conifer, CO | June | 10 Sq. Ft. | 1 | Medical office | | 750 | | |
| Various Brookdale | August | 130 Units | 2 | Senior housing | | 14,500 | | |
| | | | **74** | | **$** | **1,656,276** | **8.1%** | **7.9%** |

**ASSETS HELD FOR SALE**

| | Held for Sale Date | Capacity | Property Count | Property Type | | Projected Sales Price | | Cash NOI for the Three Months Ended September 30, 2017 |
|---|---|---|---|---|---|---|---|---|
| South San Francisco, CA | August | 337 Sq. Ft. | 4 | Life science | $ | 269,400 | $ | 5,247 |
| Various, Brookdale | September | 195 Units | 3 | Senior housing | | 16,000 | | 177 |

(1) Represents the average yield using NOI and Cash NOI for the 12-month period prior to disposition.
(2) The sale of a 40% interest in the RIDEA II portfolio generated $480 million of proceeds, which included refinancing proceeds.
(3) Represents the sale of land held for development and is excluded from the trailing yield calculation.

20

# Developments

As of September 30, 2017, dollars and square feet in thousands

**DEVELOPMENT PROJECTS IN PROCESS**

| Name of Project | MSA | Segment | Property Count | Placed in Service[(1)] | Construction in Process ("CIP") | Cost to Complete | Total at Completion |
|---|---|---|---|---|---|---|---|
| **Wholly-Owned** | | | | | | | |
| Pearland II | Houston, TX | Medical office | 1 | $ 7,686 | $ 9,320 | $ 1,794 | $ 18,800 |
| Sky Ridge | Denver, CO | Medical office | 1 | 18,158 | 15,306 | 4,087 | 37,551 |
| Cypress | Houston, TX | Medical office | 1 | 19,012 | 13,224 | 7,970 | 40,206 |
| The Cove at Oyster Point - Phase I | San Francisco, CA | Life science | 1 | 149,353 | 42,629 | 4,198 | 196,180 |
| The Cove at Oyster Point - Phase II | San Francisco, CA | Life science | 1 | 93,723 | 105,225 | 19,372 | 218,320 |
| Ridgeview | San Diego, CA | Life science | 3 | — | 38,006 | 23,994 | 62,000 |
| The Cove at Oyster Point - Phase III | San Francisco, CA | Life science | 2 | — | 49,210 | 161,901 | 211,111 |
| Medical City Dallas Garage | Dallas, TX | Medical office | N/A | — | 7,444 | 8,856 | 16,300 |
| Sorrento Summit | San Diego, CA | Life science | 1 | — | 259 | 15,741 | 16,000 |
| | | | **11** | **$ 287,932** | **$ 280,623** | **$ 247,913** | **$ 816,468** |
| **HCP's Share of Unconsolidated JVs** | | | | | | | |
| Otay Ranch | San Diego, CA | SHOP | 1 | — | 6,491 | 21,353 | 27,844 |
| Waldwick | New York, NY | SHOP | 1 | — | 5,460 | 20,432 | 25,892 |
| | | | **2** | — | **$ 11,951** | **$ 41,785** | **$ 53,736** |
| | | | **13** | **$ 287,932** | **$ 292,574** | **$ 289,698** | **$ 870,204** |

(1) Cash NOI for assets placed in service was $2.6 million for the three months ended September 30, 2017.

**Projected weighted average stabilized yield on development projects of 7.0% - 8.0%**

| Name of Project | Health System Affiliate | Project Capacity: Placed In Service/ Occupied | Project Capacity: Under Construction | Project Capacity: Total Project | Unit of Measure | % of Total Project Leased | Project Start | Actual / Estimated Occupancy: Initial | Actual / Estimated Occupancy: Stabilized |
|---|---|---|---|---|---|---|---|---|---|
| **Wholly-Owned** | | | | | | | | | |
| Pearland II | Memorial Hermann | 34 | 63 | 97 | Sq. Ft. | 78 | 2Q14 | 1Q16 | 3Q18 |
| Sky Ridge | HCA | 39 | 79 | 118 | Sq. Ft. | 67 | 3Q14 | 1Q16 | 2Q18 |
| Cypress | Memorial Hermann | 71 | 94 | 165 | Sq. Ft. | 50 | 1Q15 | 1Q16 | 3Q18 |
| The Cove at Oyster Point - Phase I | N/A | 180 | 67 | 247 | Sq. Ft. | 100 | 1Q15 | 3Q16 | 4Q17 |
| The Cove at Oyster Point - Phase II | N/A | 115 | 116 | 231 | Sq. Ft. | 100 | 1Q16 | 3Q17 | 1Q18 |
| Ridgeview | N/A | — | 301 | 301 | Sq. Ft. | 50 | 2Q16 | 3Q18 | 1Q19 |
| The Cove at Oyster Point - Phase III | N/A | — | 336 | 336 | Sq. Ft. | — | 4Q16 | 4Q18 | 4Q19 |
| Medical City Dallas Garage | HCA | — | N/A | N/A | N/A | N/A | 1Q17 | N/A | N/A |
| Sorrento Summit | N/A | — | 28 | 28 | Sq. Ft. | 100 | 3Q17 | 3Q19 | 3Q19 |
| | | **439** | **1,084** | **1,523** | | **59** | | | |
| **HCP's Share of Unconsolidated JVs** | | | | | | | | | |
| Otay Ranch | N/A | — | 111 | 111 | Units | N/A | 2Q17 | 3Q18 | 4Q20 |
| Waldwick | N/A | — | 79 | 79 | Units | N/A | 3Q17 | 4Q18 | 4Q20 |
| | | | **190** | **190** | | **N/A** | | | |

21

# Redevelopments and Land Held for Development[1]

As of September 30, 2017, dollars and square feet in thousands

## REDEVELOPMENT PROJECTS IN PROCESS

| | | | | | Incremental Costs | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Name of Project | MSA | Segment | Property Count | Investment Placed in Redevelopment[2] | Placed in Service | CIP | Cost to Complete | Total | Total at Completion | Project Start | Estimated Completion |
| **Wholly-Owned** | | | | | | | | | | | |
| Yorktown | Washington, DC | Medical office | 1 | $ — | $ 294 | $ 3,510 | $ 2,404 | $ 6,208 | $ 6,208 | 3Q16 | 1Q18 |
| Aurora I and II | Denver, CO | Medical office | 2 | — | 1,096 | 5,654 | 2,138 | 8,888 | 8,888 | 3Q16 | 4Q17 |
| Sunrise Tower IV | Las Vegas, NV | Medical office | 1 | — | 673 | 5,113 | 714 | 6,500 | 6,500 | 3Q16 | 4Q17 |
| Museum Medical Tower | Houston, TX | Medical office | 1 | — | 1,354 | 5,051 | 3,643 | 10,048 | 10,048 | 3Q16 | 1Q18 |
| One Fannin | Houston, TX | Medical office | 1 | — | 2,595 | 2,699 | 2,706 | 8,000 | 8,000 | 4Q16 | 1Q18 |
| 3535 Market Street | Philadelphia, PA | Medical office | 1 | 67,108 | — | 8,821 | 30,979 | 39,800 | 106,908 | 2Q17 | 2Q18 |
| Directors Place - 4939 | San Diego, CA | Life science | 1 | 19,182 | — | 2,229 | 6,811 | 9,040 | 28,222 | 2Q17 | 3Q18 |
| Wateridge | San Diego, CA | Life science | 1 | 7,929 | — | 239 | 12,395 | 12,634 | 20,563 | 2Q17 | 4Q18 |
| Encino | Los Angeles, CA | Medical office | 1 | — | — | 64 | 9,616 | 9,680 | 9,680 | 3Q17 | 4Q18 |
| Sherman Oaks | Los Angeles, CA | Medical office | 1 | — | — | 74 | 9,426 | 9,500 | 9,500 | 3Q17 | 4Q18 |
| West Bay | Providence, RI | SHOP | 1 | — | — | 1,329 | 1,083 | 2,412 | 2,412 | 3Q17 | 1Q18 |
| | | | **12** | **$ 94,219** | **$ 6,012** | **$ 34,783** | **$ 81,915** | **$ 122,710** | **$ 216,929** | | |

**Projected weighted average return on incremental capital invested: 9.0% to 12.0%**

## LAND HELD FOR DEVELOPMENT

| Project | MSA | Segment | Gross Site Acreage | Estimated Rentable Sq. Ft. / Units | Investment to Date |
|---|---|---|---|---|---|
| **Wholly-Owned** | | | | | |
| Sierra Point | San Francisco, CA | Life science | 23 | 540 Sq. Ft. | $ 96,669 |
| Forbes Research Center | San Francisco, CA | Life science | 8 | 326 Sq. Ft. | 46,535 |
| The Cove at Oyster Point - Phase IV | San Francisco, CA | Life science | 2 | 164 Sq. Ft. | 12,760 |
| Brittania Modular Labs III | San Francisco, CA | Life science | 2 | 106 Sq. Ft. | 10,760 |
| Poway II | San Diego, CA | Life science | 26 | 465 Sq. Ft. | 42,660 |
| Torrey Pines Science Center | San Diego, CA | Life science | 6 | 93 Sq. Ft. | 11,473 |
| Directors Place | San Diego, CA | Life science | 4 | 82 Sq. Ft. | 6,000 |
| Remaining | Various | Various | 13 | N/A | 4,588 |
| | | | **84** | **1,776 Sq. Ft.** | **$ 231,445** |
| **HCP's Share of Unconsolidated JVs** | | | | | |
| Oakmont Village | Santa Rosa, CA | SHOP | 3 | 74 Units | $ 2,279 |
| Brandywine | Philadelphia, PA | SHOP | 8 | 67 Units | 797 |
| | | | **11** | **141 Units** | **$ 3,076** |
| | | | **95** | | **$ 234,521** |

(1) Redevelopments are excluded from SPP until they are Stabilized. See Glossary for further definition.

(2) Represents the Investment for buildings or portions of buildings placed in redevelopment. Projects with no Investment placed in Redevelopment represent buildings that remained in operations but were removed from SPP.

22

# Capital Expenditures | Third Quarter

For the quarter ended September 30, 2017, dollars in thousands, except per unit/square foot

| | Senior Housing Triple-net | SHOP | Life Science | Medical Office | Other | Total |
|---|---|---|---|---|---|---|
| **Wholly-Owned** | | | | | | |
| Recurring capital expenditures | $ 604 | $ 4,554 | $ 1,064 | $ 4,456 | $ — | $ 10,678 |
| Tenant improvements - 2nd generation | — | — | 2,211 | 4,636 | — | 6,847 |
| Lease commissions | (140) | 140 | 5,884 | 3,224 | 1 | 9,109 |
| **Total recurring capital expenditures** | **$ 464** | **$ 4,694** (1) | **$ 9,159** | **$ 12,316** | **$ 1** | **$ 26,634** |
| Revenue enhancing capital expenditures | 4,889 | 4,093 (2) | 586 | 130 | — | 9,698 |
| Initial Capital Expenditures ("ICE")[3] | — | 1,761 | — | 187 | — | 1,948 |
| Tenant improvements - 1st generation | — | — | 1,836 | 3,168 | — | 5,004 |
| Development | — | 4 | 51,625 | 7,048 | — | 58,677 |
| Redevelopment | — | 1,329 | 1,210 | 15,425 | — | 17,964 |
| Capitalized interest | — | 22 | 3,684 | 1,272 | — | 4,978 |
| **Total capital expenditures** | **$ 5,353** | **$ 11,903** | **$ 68,100** | **$ 39,546** | **$ 1** | **$ 124,903** |
| **HCP's Share of Unconsolidated JVs** | | | | | | |
| Recurring capital expenditures | $ — | $ 2,449 | $ (3) | $ 54 | $ — | $ 2,500 |
| Tenant improvements - 2nd generation | — | — | — | 1 | — | 1 |
| Lease commissions | — | — | — | 10 | — | 10 |
| **Total recurring capital expenditures** | **$ —** | **$ 2,449** | **$ (3)** | **$ 65** | **$ —** | **$ 2,511** |
| Revenue enhancing capital expenditures | — | 3,968 | — | — | — | 3,968 |
| Development | — | 5,353 | — | — | — | 5,353 |
| **Total capital expenditures** | **$ —** | **$ 11,770** | **$ (3)** | **$ 65** | **$ —** | **$ 11,832** |
| **Total including unconsolidated JVs** | **$ 5,353** | **$ 23,673** | **$ 68,097** | **$ 39,611** | **$ 1** | **$ 136,735** |
| Recurring capital expenditures per unit/sq. ft.[4] | NM | $380 per Unit | $0.15 per Sq. Ft. | $0.25 per Sq. Ft. | NM | |

(1) Includes $0.4 million attributable to non-controlling interests.
(2) Revenue enhancing capital expenditures per unit for SHOP are $438. The per unit based on majority type is $319, $363 and $804 for AL, IL and CCRC, respectively.
(3) Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.
(4) Recurring capital expenditures per unit for SHOP are $380. The per unit based on majority type is $350, $349 and $495 for AL, IL and CCRC, respectively.

23

# Capital Expenditures | Year-to-Date

For the nine months ended September 30, 2017, dollars in thousands, except per unit/square foot

| | Senior Housing Triple-net | SHOP | Life Science | Medical Office | Other | Total |
|---|---|---|---|---|---|---|
| **Wholly-Owned** | | | | | | |
| Recurring capital expenditures | $ 2,103 | $ 13,985 | $ 2,773 | $ 10,060 | $ 132 | $ 29,053 |
| Tenant improvements - 2nd generation | — | — | 6,447 | 16,501 | — | 22,948 |
| Lease commissions | (140) | 140 | 12,221 | 10,986 | 3 | 23,210 |
| **Total recurring capital expenditures** | **$ 1,963** | **$ 14,125** (1) | **$ 21,441** | **$ 37,547** | **$ 135** | **$ 75,211** |
| Revenue enhancing capital expenditures | 15,252 | 12,447 (2) | 1,706 | 1,034 | — | 30,439 |
| ICE | — | 4,210 | 94 | 1,911 | — | 6,215 |
| Tenant improvements - 1st generation | — | — | 13,511 | 14,753 | — | 28,264 |
| Development | — | (320) | 140,223 | 19,003 | — | 158,906 |
| Redevelopment | — | 1,329 | 2,025 | 30,781 | — | 34,135 |
| Capitalized interest | — | 84 | 9,819 | 2,703 | — | 12,606 |
| **Total capital expenditures** | **$ 17,215** | **$ 31,875** | **$ 188,819** | **$ 107,732** | **$ 135** | **$ 345,776** |
| | | | | | | |
| **HCP's Share of Unconsolidated JVs** | | | | | | |
| Recurring capital expenditures | $ — | $ 5,936 | $ 16 | $ 88 | $ — | $ 6,040 |
| Tenant improvements - 2nd generation | — | — | — | 1 | — | 1 |
| Lease commissions | — | — | 16 | 20 | — | 36 |
| **Total recurring capital expenditures** | **$ —** | **$ 5,936** | **$ 32** | **$ 109** | **$ —** | **$ 6,077** |
| Revenue enhancing capital expenditures | — | 11,637 | — | 2 | — | 11,639 |
| ICE | — | 10 | — | — | — | 10 |
| Tenant improvements - 1st generation | — | — | 52 | — | — | 52 |
| Development | — | 8,958 | — | — | — | 8,958 |
| Capitalized interest | — | 20 | — | — | — | 20 |
| **Total capital expenditures** | **$ —** | **$ 26,561** | **$ 84** | **$ 111** | **$ —** | **$ 26,756** |
| | | | | | | |
| **Total including unconsolidated JVs** | **$ 17,215** | **$ 58,436** | **$ 188,903** | **$ 107,843** | **$ 135** | **$ 372,532** |
| | | | | | | |
| Recurring capital expenditures per unit/sq. ft.(3) | NM | $1,070 per Unit | $0.39 per Sq. Ft. | $0.56 per Sq. Ft. | NM | |

(1) Includes $1.4 million attributable to non-controlling interests.
(2) Revenue enhancing capital expenditures per unit for SHOP is $1,294. The per unit based on majority type is $997, $896 and $2,611 for AL, IL and CCRC, respectively.
(3) Recurring capital expenditures per unit for SHOP is $1,070. The per unit based on majority type is $979, $1,108 and $1,182 for AL, IL and CCRC, respectively.

24

# Portfolio Diversification

As of and for the quarter ended September 30, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

**CASH NOI AND INTEREST INCOME BY MSA**

| MSA | Property Count | Senior Housing Triple-net | SHOP | Life Science | Medical Office | Other | Total | % of Total |
|---|---|---|---|---|---|---|---|---|
| San Francisco, CA | 78 | $ 2,533 | $ — | $ 45,139 | $ 758 | $ — | $ 48,430 | 15 |
| Dallas, TX | 44 | 2,288 | 1,432 | — | 9,027 | 6,938 | 19,685 | 6 |
| San Diego, CA | 38 | 782 | 497 | 14,093 | 2,106 | — | 17,478 | 5 |
| Houston, TX | 40 | 1,046 | 6,637 | — | 8,944 | 331 | 16,958 | 5 |
| Denver, CO | 21 | 2,080 | 4,221 | — | 4,566 | — | 10,867 | 3 |
| Washington, DC | 20 | 6,639 | 1,937 | — | 932 | — | 9,508 | 3 |
| San Jose, CA | 15 | — | — | 8,582 | 622 | — | 9,204 | 3 |
| Philadelphia, PA | 7 | 3,462 | 1,908 | — | 3,688 | — | 9,058 | 3 |
| Seattle, WA | 13 | 2,706 | — | — | 6,246 | — | 8,952 | 3 |
| Los Angeles, CA | 13 | 2,372 | 1,320 | — | 1,276 | 3,660 | 8,628 | 3 |
| Remaining | 516 | 51,778 | 42,719 | 3,247 | 34,967 | 16,020 | 148,731 | 47 |
| **Cash NOI** | **805** | **$ 75,686** | **$ 60,671** | **$ 71,061** | **$ 73,132** | **$ 26,949** | **$ 307,499** | **96** |
| Interest income | — | — | — | — | — | 11,774 | 11,774 | 4 |
| **Total** | **805** | **$ 75,686** | **$ 60,671** | **$ 71,061** | **$ 73,132** | **$ 38,723** | **$ 319,273** | **100** |

**CASH NOI AND INTEREST INCOME BY OPERATOR/TENANT**

| | Tenant/Credit Exposure | | | | | | | SHOP/Operator Exposure | | |
|---|---|---|---|---|---|---|---|---|---|---|
| Operator/Tenant | Property Count | Senior Housing Triple-net | Life Science | Medical Office | Other | Total | % of Total Cash NOI and Interest Income | Property Count | SHOP | % of Total Cash NOI and Interest Income |
| Brookdale | 101 | $ 34,065 | $ — | $ — | $ — | $ 34,065 | 11 | 121 | $ 54,327 | 17 |
| Sunrise Senior Living | 48 | 23,132 | — | — | — | 23,132 | 7 | — | — | — |
| Amgen | 7 | — | 12,689 | — | — | 12,689 | 4 | — | — | — |
| Google | 11 | — | 7,700 | — | — | 7,700 | 2 | — | — | — |
| Tandem Consulate Health Care | — | — | — | — | 7,674 | 7,674 | 2 | — | — | — |
| Hospital Corporation of America | 7 | — | — | 1,145 | 5,504 | 6,649 | 2 | — | — | — |
| Remaining | 475 | 18,489 | 50,672 | 71,987 | 25,545 | 166,693 | 53 | 35 | 6,344 | 2 |
| | **649** | **$ 75,686** | **$ 71,061** | **$ 73,132** | **$ 38,723** | **$ 258,602** | **81** | **156** | **$ 60,671** | **19** |

25

# Expirations and Maturities

As of September 30, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

**EXCLUDES PURCHASE AND PREPAYMENT OPTIONS**

| | | | Annualized Base Rent | | | | |
|---|---|---|---|---|---|---|---|
| **Year** | **Total** | **% of Total** | **Senior Housing Triple-net** | **Life Science** | **Medical Office** | **Other** | **Interest Income** |
| 2017[1] | $ 39,428 | 3 | $ 9,544 | $ 6,590 | $ 23,294 | $ — | $ — |
| 2018[2] | 115,535 | 10 | 6,161 | 18,188 | 58,902 | 994 | 31,290 |
| 2019 | 89,133 | 8 | 2,238 | 27,981 | 51,320 | 7,594 | — |
| 2020 | 127,245 | 11 | 39,498 | 21,900 | 56,615 | 8,385 | 847 |
| 2021 | 101,416 | 9 | 10,162 | 48,221 | 38,393 | 1,870 | 2,770 |
| 2022 | 75,140 | 7 | 1,476 | 22,870 | 36,681 | 13,179 | 934 |
| 2023 | 131,106 | 12 | 43,878 | 61,359 | 16,159 | — | 9,710 |
| 2024 | 59,595 | 5 | 19,279 | 5,627 | 19,339 | 15,350 | — |
| 2025 | 93,534 | 8 | 9,618 | 32,202 | 31,095 | 20,619 | — |
| 2026 | 33,664 | 3 | 5,697 | 9,495 | 18,472 | — | — |
| Thereafter | 269,439 | 24 | 167,871 | 32,006 | 31,037 | 38,525 | — |
| | **$ 1,135,235** | **100** | **$ 315,422** | **$ 286,439** | **$ 381,307** | **$ 106,516** | **$ 45,551** |
| Weighted average maturity in years | 6.3 | | 9.1 | 5.4 | 4.3 | 8.2 | 2.4 |

**REFLECTS PURCHASE AND PREPAYMENT OPTIONS**

| | | | Annualized Base Rent | | | | |
|---|---|---|---|---|---|---|---|
| **Year** | **Total** | **% of Total** | **Senior Housing Triple-net** | **Life Science** | **Medical Office** | **Other** | **Interest Income[3]** |
| 2017[1] | $ 78,284 | 7 | $ 9,544 | $ 6,590 | $ 30,860 | $ — | $ 31,290 |
| 2018[2] | 83,543 | 7 | 6,161 | 18,188 | 57,300 | 994 | 900 |
| 2019 | 110,638 | 10 | 2,238 | 27,981 | 48,149 | 21,713 | 10,557 |
| 2020 | 130,572 | 12 | 39,498 | 27,808 | 54,881 | 8,385 | — |
| 2021 | 112,085 | 10 | 10,162 | 48,221 | 49,962 | 1,870 | 1,870 |
| 2022 | 73,530 | 6 | 1,476 | 22,870 | 35,071 | 13,179 | 934 |
| 2023 | 118,935 | 10 | 43,878 | 61,359 | 13,698 | — | — |
| 2024 | 44,958 | 4 | 19,279 | 5,627 | 18,820 | 1,232 | — |
| 2025 | 94,311 | 8 | 9,618 | 32,202 | 31,872 | 20,619 | — |
| 2026 | 24,916 | 2 | 5,697 | 9,495 | 9,724 | — | — |
| Thereafter | 263,463 | 24 | 167,871 | 26,098 | 30,970 | 38,524 | — |
| | **$ 1,135,235** | **100** | **$ 315,422** | **$ 286,439** | **$ 381,307** | **$ 106,516** | **$ 45,551** |

(1) Includes month-to-month and holdover leases.
(2) Reflects a lease extension by Sunrise Senior Living that took effect in October 2017, extending the lease 10 years to 2028.
(3) Reflects the earliest point at which there is no prepayment penalty.

26

27 2.2 5x 2.0 0x 1.7 5x 1.5 0x 1.2 5x 1.0 0x 0.7 5x 0.5 0x0 2 4 6 8 10 12 14 16 18 7.0%0.7% 0.7% 0.4% 0.6% 0.7% 1.0% 1.3% 1.1% 0.5% 1.7% 1.1% 0.3% 0.1% 0.9% 0.3% 0.1% 1.4% 0.2% 1.5% 1.3% 2.2% 0.4% 1.6% 0.3% Triple-Net Master Lease Profile(1) 25 13.00 x FACILITY EBIT D AR CFC (TRAILING 12 MONTHS ENDED 06/30/2017 ) HIGHER RIS K LOWER RIS K HIGHER RISK LOWER RISK TERM (YEARS TO EXPIRATION) % Senior Housing Other No Corporate Guaranty Share of HCP Cash NOI and Interest Income INVESTMENT TYPE (1) Agreements with cross-default protections are presented as a single master lease, including agreements that will be added to a master lease upon third-party debt repayment. Excludes properties sold in the quarter, master leases with properties acquired during the period required to calculate CFC, and master leases that include newly completed developments that are not Stabilized. (2) Reflects a lease extension by Sunrise Senior Living that took effect in October 2017, extending the lease 10 years to 2028. (3) Represents the percentage of Cash NOI supported by a corporate guaranty. Facility EBITDAR CFC % of HCP Cash NOI and Interest Income # of Leases Weighted Average Maturity in Years Guaranty(3) Less than 1.0x 4.8 8 8.8 60.4% 1.00x - 1.25x 11.1 6 8.7 100.0% 1.26x - 1.50x 7.7 6 11.8 29.9% 1.51x and above 3.8 5 7.0 100.0% (3)(2)

# Senior Housing Triple-net

As of and for the quarter ended September 30, 2017, dollars in thousands, except REVPOR

| Property Portfolio | Property Count | Investment | Cash NOI | Units | Occupancy % | REVPOR Triple-Net | Facility EBITDARM CFC | Facility EBITDAR CFC |
|---|---|---|---|---|---|---|---|---|
| Assisted living | 170 | $ 2,836,764 | $ 53,971 | 14,489 | 85.6 | $ 5,941 | 1.31x | 1.10x |
| Independent living | 27 | 550,232 | 12,334 | 3,531 | 84.5 | 3,733 | 1.22x | 1.07x |
| CCRC | 7 | 414,469 | 9,381 | 2,216 | 87.2 | 6,062 | 1.37x | 1.17x |
| **Total** | **204** | **$ 3,801,465** | **$ 75,686** | **20,236** | **85.6** | **$ 5,569** | **1.31x** | **1.10x** |

| Operator | Investment | Cash NOI | Properties Count | Properties % Pooled | Units | Occupancy % | REVPOR Triple-Net | Facility EBITDARM CFC | Facility EBITDAR CFC[(1)] |
|---|---|---|---|---|---|---|---|---|---|
| **Brookdale** | **$ 1,603,642** | **$ 34,065** | **101** | **97** | **9,960** | **85.7** | **$ 4,747** | **1.31x** | **1.13x** |
| Sunrise Senior Living | 1,358,722 | 23,132 | 48 | 98 | 5,549 | 86.6 | 7,243 | 1.37x | 1.11x |
| Harbor Retirement Associates | 212,623 | 4,651 | 14 | 100 | 1,343 | 77.7 | 5,862 | 1.28x | 1.07x |
| Aegis Senior Living | 182,152 | 4,486 | 10 | 80 | 701 | 89.0 | 8,022 | 1.32x | 1.15x |
| Capital Senior Living | 181,988 | 4,359 | 15 | 100 | 1,511 | 82.5 | 3,299 | 1.10x | 0.96x |
| Remaining | 262,338 | 4,993 | 16 | 56 | 1,172 | 91.8 | 5,531 | 1.11x | 0.96x |
| **Subtotal excluding Brookdale** | **$ 2,197,823** | **$ 41,621** | **103** | **90** | **10,276** | **85.4** | **$ 6,392** | **1.30x** | **1.08x** |
| **Total** | **$ 3,801,465** | **$ 75,686** | **204** | **94** | **20,236** | **85.6** | **$ 5,569** | **1.31x** | **1.10x** |

(1) Excluding the previously announced planned sale or transition of 25 properties and reflecting the November 2016 reallocated, annualized rents, the Facility EBITDAR CFC for Brookdale is approximately 1.16x and total senior housing triple-net is approximately 1.11x.

28

29 Senior Housing Triple-net Same Property Portfolio Dollars in thousands, except REVPOR 3Q16 4Q16 1Q17 2Q17 3Q17 Property count 201 201 201 201 201 Investment $ 3,773,786 $ 3,782,383 $ 3,789,422 $ 3,792,615 $ 3,778,759 Units 20,060 20,043 20,039 20,038 20,041 Occupancy % 87.1 87.1 86.8 86.3 85.5 REVPOR Triple-net $ 5,477 $ 5,490 $ 5,482 $ 5,582 $ 5,592 Facility EBITDARM CFC 1.35x 1.34x 1.33x 1.33x 1.31x Facility EBITDAR CFC 1.14x 1.13x 1.12x 1.12x 1.10x Total Rental and Operating Revenues $ 74,306 $ 76,980 $ 75,517 $ 76,826 $ 76,588 Total Operating Expenses (160) 254 (151) (150) (188) NOI $ 74,146 $ 77,234 $ 75,366 $ 76,676 $ 76,400 Total Cash Rental and Operating Revenues $ 74,282 $ 77,780 $ 74,402 $ 76,821 $ 76,323 Total Cash Operating Expenses (146) 267 (137) (137) (175) Cash NOI $ 74,136 $ 78,047 $ 74,265 $ 76,684 $ 76,148 Year-Over-Year Three-Month SPP Growth 2.7%

# Senior Housing Triple-net

## New Supply - Assisted Living

As of and for the quarter ended September 30, 2017, dollars in thousands

**NEW SUPPLY ANALYSIS**

| | HCP Portfolio | | | 5-Mile Radius[1] | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **MSA** | **Units** | **Cash NOI** | **% of Triple-net Cash NOI** | **Properties/ Units Under Construction[2]** | **Cash NOI Exposed to New Supply[3]** | **5-Year 80+ Population Growth % 2017-2022** | **75+ Penetration Rate %** | **Qualified Care Giver %** | **Median Household Income** | **Affordability (in years)** | **75+ Median Net Worth** | **Unemploy-ment %** |
| *US National Average* | | | | | | *10.6* | *4.9* | *4.7* | *$ 56* | *N/A* | *$ 213* | *5.5* |
| New York, NY | 1,148 | $ 5,728 | 7.6 | 7 / 796 | $ 3,039 | 8.6 | 1.6 | 5.1 | 85 | 3.5 | 197 | 4.8 |
| Washington, DC | 784 | 3,808 | 5.0 | 6 / 657 | 3,266 | 12.2 | 3.4 | 8.9 | 102 | 8.2 | 250 | 3.1 |
| Seattle, WA | 513 | 2,706 | 3.6 | 1 / 60 | 1,243 | 10.6 | 5.4 | 8.0 | 84 | 6.3 | 250 | 4.1 |
| San Francisco, CA | 359 | 2,533 | 3.3 | 1 / 16 | 1,691 | 10.9 | 5.6 | 7.4 | 84 | 6.1 | 250 | 4.9 |
| Los Angeles, CA | 384 | 2,372 | 3.1 | 1 / 40 | 474 | 7.5 | 2.9 | 5.4 | 71 | 4.1 | 238 | 4.5 |
| Portland, OR | 762 | 2,047 | 2.7 | 2 / 365 | 506 | 12.1 | 7.3 | 6.0 | 66 | >15 | 213 | 4.8 |
| Charlotte, NC | 587 | 1,948 | 2.6 | -- / -- | — | 16.2 | 7.6 | 5.9 | 60 | 9.8 | 221 | 5.2 |
| Chicago, IL | 351 | 1,595 | 2.1 | 5 / 368 | 1,595 | 8.5 | 3.9 | 8.8 | 89 | 6.5 | 250 | 3.9 |
| Baltimore, MD | 293 | 1,524 | 2.0 | 2 / 186 | 593 | 13.5 | 3.8 | 7.5 | 86 | 4.3 | 225 | 4.7 |
| Atlanta, GA | 483 | 1,411 | 1.9 | 2 / 173 | 608 | 12.8 | 6.3 | 6.4 | 66 | 11.8 | 216 | 4.1 |
| Detroit, MI | 330 | 1,262 | 1.7 | 5 / 461 | 882 | 8.0 | 3.7 | 7.5 | 71 | 7.1 | 237 | 4.6 |
| Riverside, CA | 287 | 1,139 | 1.5 | 1 / 11 | 186 | 16.4 | 3.5 | 5.8 | 76 | 13.7 | 243 | 5.8 |
| Houston, TX | 308 | 1,046 | 1.4 | -- / -- | — | 23.1 | 4.8 | 6.7 | 79 | >15 | 250 | 5.0 |
| Santa Rosa, CA | 161 | 983 | 1.3 | -- / -- | — | 9.4 | 4.1 | 5.2 | 62 | 3.5 | 212 | 5.3 |
| Providence, RI | 245 | 876 | 1.2 | -- / -- | — | 4.4 | 4.0 | 6.9 | 76 | 7.1 | 211 | 2.9 |
| San Diego, CA | 116 | 782 | 1.0 | -- / -- | — | 6.0 | 8.9 | 5.1 | 62 | 9.9 | 244 | 4.3 |
| Philadelphia, PA | 186 | 778 | 1.0 | -- / -- | — | 5.7 | 5.2 | 8.4 | 81 | 10.3 | 247 | 4.0 |
| St. Louis, MO | 152 | 763 | 1.0 | 1 / 87 | 716 | 1.3 | 3.1 | 5.7 | 58 | 3.6 | 230 | 4.5 |
| Denver, CO | 178 | 730 | 1.0 | 1 / 163 | 730 | 20.1 | 5.6 | 8.8 | 81 | 4.2 | 250 | 2.3 |
| Jacksonville, FL | 169 | 663 | 0.9 | -- / -- | — | 21.2 | 6.1 | 5.2 | 56 | 8.8 | 244 | 4.3 |
| Remaining | 6,693 | 19,277 | 25.4 | 6 / 459 | 1,943 | 10.4 | 3.4 | 5.0 | 56 | 7.4 | 216 | 5.5 |
| **Total** | **14,489** | **$ 53,971** | **71.3** | **41 / 3,842** | **$ 17,472** | **10.0** | **3.5** | **6.3** | **$ 72** | **6.5** | **$ 228** | **4.6** |
| **% of Total Cash NOI and Interest Income** | | | | | **5.5%** | | | | | | | |

(1) Demographic data provided by Environmental Systems Research ("ESRI") for 2017. Construction and supply data provided by National Investment Center for Senior Housing and Care ("NIC") for the quarter ended September 30, 2017. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.

(2) Represents the number of properties and units with similar care types that are under construction.

(3) Represents the Company's Cash NOI exposed to new construction and material expansions.

30

Senior Housing Triple-net | New Supply - Independent Living & CCRC

As of and for the quarter ended September 30, 2017, dollars in thousands

**NEW SUPPLY ANALYSIS**

| | HCP Portfolio | | | 5-Mile Radius[1] | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| MSA | Units | Cash NOI | % of Triple-net Cash NOI | Properties/ Units Under Construction[2] | Cash NOI Exposed to New Supply[3] | 5-Year 75+ Population Growth % 2017-2022 | 75+ Penetration Rate % | Qualified Care Giver % | Median Household Income | Affordability (in years) | 75+ Median Net Worth | Unemploy-ment % |
| *US National Average* | | | | | | *18.5* | *6.0* | *4.7* | *$ 56* | *N/A* | *$ 213* | *5.5* |
| Washington, DC | 613 | $ 2,831 | 3.7 | 1 / 212 | $ 493 | 26.6 | 5.2 | 9.1 | 103 | >15 | 250 | 3.2 |
| Philadelphia, PA | 542 | 2,683 | 3.5 | -- / -- | — | 11.9 | 4.5 | 4.8 | 53 | 4.8 | 200 | 7.9 |
| Dallas, TX | 572 | 1,660 | 2.2 | -- / -- | — | 23.8 | 4.8 | 5.5 | 62 | >15 | 245 | 5.3 |
| Austin, TX | 269 | 1,500 | 2.0 | -- / -- | — | 24.0 | 7.0 | 5.1 | 53 | 3.9 | 236 | 4.2 |
| Denver, CO | 236 | 1,350 | 1.8 | 1 / 53 | 1,350 | 21.5 | 7.5 | 4.7 | 55 | 4.7 | 170 | 3.1 |
| Providence, RI | 303 | 1,291 | 1.7 | -- / -- | — | 11.6 | 2.9 | 4.5 | 46 | 1.7 | 83 | 6.0 |
| Jacksonville, FL | 317 | 1,286 | 1.7 | -- / -- | — | 16.8 | 6.1 | 3.9 | 53 | 11.2 | 185 | 5.9 |
| Sebastian, FL | 213 | 981 | 1.3 | -- / -- | — | 14.4 | 1.0 | 3.9 | 47 | >15 | 250 | 10.1 |
| Portland, OR | 406 | 890 | 1.2 | -- / -- | — | 14.0 | 4.6 | 4.6 | 56 | >15 | 187 | 4.7 |
| Tucson, AZ | 282 | 887 | 1.2 | -- / -- | — | 19.2 | 13.9 | 6.2 | 55 | 8.0 | 233 | 5.0 |
| Remaining | 1,994 | 6,356 | 8.4 | 2 / 152 | 1,224 | 14.4 | 2.7 | 4.5 | 61 | >15 | 236 | 6.1 |
| **Total** | **5,747** | **$ 21,715** | **28.7** | **4 / 417** | **$ 3,067** | **16.2** | **4.6** | **5.6** | **$ 62** | **10.7** | **$ 216** | **5.9** |
| **% of Total Cash NOI and Interest Income** | | | | | **1.0%** | | | | | | | |

(1) Demographic data provided by ESRI for 2017. Construction and supply data provided by NIC for the quarter ended September 30, 2017. Data reflects a 5-mile radius (10-mile for Entrance Fee CCRCs) around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents the Company's Cash NOI exposed to new construction and material expansions.

31

32 SHOP As of and for the quarter ended September 30, 2017, dollars in thousands, except REVPOR INVESTMENTS(1) Property Count Investment Cash NOI Units Occupancy % REVPOR SHOP Wholly-Owned AL 53 $ 965,486 $ 13,823 5,258 83.8 $ 4,421 IL 30 1,356,795 24,452 6,703 88.7 3,545 CCRC 1 26,225 909 244 87.9 7,567 84 $ 2,348,506 $ 39,184 12,205 86.6 $ 3,992 HCP's Share of Unconsolidated JVs AL 50 $ 387,561 $ 6,248 5,254 82.5 $ 5,498 IL 6 74,882 872 724 97.4 3,316 CCRC 16 722,433 14,367 7,491 84.7 5,966 72 $ 1,184,876 $ 21,487 13,469 84.5 $ 5,669 Total 156 $ 3,533,382 $ 60,671 25,674 85.9 $ 4,548 Operator Brookdale 121 $ 2,960,342 $ 54,327 22,124 86.4 $ 4,573 Atria Senior Living 7 137,945 3,640 1,040 89.6 3,883 Senior Lifestyle Corp. 7 195,149 2,077 640 79.2 5,393 MBK Senior Living 5 87,090 1,498 640 95.3 4,457 Remaining 16 152,856 (871) 1,230 74.0 4,160 Total 156 $ 3,533,382 $ 60,671 25,674 85.9 $ 4,548 (1) Excludes two properties that are in development.

# SHOP | MSA

As of and for the quarter ended September 30, 2017, dollars in thousands, except REVPOR, includes HCP's pro rata share of unconsolidated JVs

**OPERATING PORTFOLIO METRICS**

| | | | | Units[1] | | | | REVPOR SHOP[1] | | |
|---|---|---|---|---|---|---|---|---|---|---|
| **MSA** | **Investment** | **Cash NOI** | **% of Cash NOI** | **AL** | **IL** | **CCRC** | **Occupancy %** | **AL** | **IL** | **CCRC** |
| Tampa, FL | $ 323,979 | $ 7,087 | 11.7 | 182 | 424 | 2,178 | 88.2 | $ 4,020 | $ 3,788 | $ 5,979 |
| Houston, TX | 374,981 | 6,637 | 10.9 | 87 | 1,837 | 449 | 89.6 | 5,791 | 2,528 | 7,149 |
| Miami, FL | 276,797 | 4,854 | 8.0 | 736 | 964 | — | 83.8 | 4,313 | 3,994 | — |
| Denver, CO | 295,883 | 4,221 | 7.0 | 154 | 702 | — | 93.7 | 3,948 | 4,371 | — |
| Chicago, IL | 229,742 | 3,977 | 6.6 | 348 | 947 | — | 84.3 | 6,722 | 3,814 | — |
| Orlando, FL | 110,417 | 2,592 | 4.3 | 232 | — | 1,008 | 80.9 | 4,229 | — | 6,351 |
| Sarasota, FL | 151,738 | 2,162 | 3.6 | 259 | 164 | 745 | 73.2 | 4,110 | 5,024 | 5,523 |
| Washington, DC | 137,842 | 1,937 | 3.2 | 541 | — | — | 84.4 | 5,976 | — | — |
| Philadelphia, PA | 63,411 | 1,908 | 3.1 | — | — | 435 | 94.2 | — | — | 7,265 |
| Punta Gorda, FL | 38,944 | 1,606 | 2.6 | — | — | 661 | 84.1 | — | — | 6,104 |
| Dallas, TX | 80,029 | 1,432 | 2.4 | 453 | 257 | — | 87.8 | 3,859 | 2,130 | — |
| Baltimore, MD | 123,461 | 1,365 | 2.2 | 522 | — | — | 80.4 | 5,557 | — | — |
| Jacksonville, FL | 92,096 | 1,357 | 2.2 | — | — | 542 | 83.0 | — | — | 7,571 |
| Los Angeles, CA | 54,327 | 1,320 | 2.2 | 445 | — | — | 92.4 | 6,032 | — | — |
| Providence, RI | 81,837 | 1,298 | 2.1 | 396 | 171 | — | 84.7 | 4,738 | 3,007 | — |
| Richmond, VA | 69,437 | 1,275 | 2.1 | 303 | — | — | 84.8 | 5,319 | — | — |
| Memphis, TN | 77,601 | 1,107 | 1.8 | 48 | 182 | — | 96.8 | 3,923 | 5,684 | — |
| Phoenix, AZ | 41,890 | 1,101 | 1.8 | — | 211 | — | 89.6 | — | 3,895 | — |
| Austin, TX | 48,980 | 1,066 | 1.8 | 276 | — | — | 94.1 | 5,755 | — | — |
| Riverside, CA | 49,140 | 826 | 1.4 | 500 | — | — | 88.5 | 3,918 | — | — |
| Remaining | 810,850 | 11,543 | 19.0 | 5,030 | 1,568 | 1,717 | 84.9 | 4,512 | 3,600 | 4,956 |
| **Total** | **$ 3,533,382** | **$ 60,671** | **100.0** | **10,512** | **7,427** | **7,735** | **85.9** | **$ 4,732** | **$ 3,535** | **$ 6,070** |

(1) Units and REVPOR SHOP are based on the majority type within each community. AL includes needs-based care such as memory care.

33

34 SHOP Trend Dollars in thousands, except REVPOR, includes HCP's pro rata share of unconsolidated JVs TOTAL OPERATING PORTFOLIO 3Q16 4Q16 1Q17(1) 2Q17 3Q17 Property count 143 152 153 153 156 Investment $ 3,831,503 $ 3,986,662 $ 3,481,155 $ 3,500,131 $ 3,533,382 Units 24,440 25,407 25,472 25,484 25,674 Occupancy % 88.2 87.8 87.6 86.2 85.9 REVPOR SHOP $ 4,417 $ 4,440 $ 4,493 $ 4,536 $ 4,548 Total Rental and Operating Revenues $ 221,712 $ 238,285 $ 216,592 $ 206,784 $ 207,976 Total Operating Expenses (163,965) (171,468) (154,066) (151,353) (151,856) NOI $ 57,747 $ 66,817 $ 62,526 $ 55,431 $ 56,120 Total Cash Rental and Operating Revenues $ 226,491 $ 243,083 $ 220,199 $ 211,596 $ 213,194 Total Cash Operating Expenses (164,663) (171,468) (154,519) (151,642) (152,523) Cash NOI $ 61,828 $ 71,615 $ 65,680 $ 59,954 $ 60,671 Cash NOI Margin % 27.3 29.5 29.8 28.3 28.5 (1) Reflects the January 2017 sale of a 40% interest in RIDEA II.

# SHOP | Same Property Portfolio

Dollars in thousands, except REVPOR, includes HCP's pro rata share of unconsolidated JVs

**TOTAL SHOP**[(1)(2)]

| | 3Q16 | 4Q16 | 1Q17 | 2Q17 | 3Q17 |
|---|---|---|---|---|---|
| Property count | 122 | 122 | 122 | 122 | 122 |
| Investment | $ 2,894,083 | $ 2,911,876 | $ 2,922,967 | $ 2,936,979 | $ 2,941,905 |
| Units | 22,104 | 22,123 | 22,094 | 22,135 | 22,140 |
| Occupancy % | 88.8 | 88.6 | 88.1 | 86.9 | 86.3 |
| REVPOR SHOP | $ 4,143 | $ 4,170 | $ 4,300 | $ 4,316 | $ 4,328 |
| Total Rental and Operating Revenues | $ 164,808 | $ 165,782 | $ 169,735 | $ 167,955 | $ 167,318 |
| Total Operating Expenses | (120,928) | (117,592) | (119,906) | (122,936) | (121,746) |
| **NOI** | **$ 43,880** | **$ 48,190** | **$ 49,829** | **$ 45,019** | **$ 45,572** |
| Total Cash Rental and Operating Revenues | $ 164,934 | $ 165,755 | $ 169,706 | $ 168,089 | $ 167,674 |
| Total Cash Operating Expenses | (121,460) | (117,659) | (120,210) | (122,934) | (121,902) |
| **Cash NOI** | **$ 43,474** | **$ 48,096** | **$ 49,496** | **$ 45,155** | **$ 45,772** |
| Cash NOI Margin % | 26.4 | 29.0 | 29.2 | 26.9 | 27.3 |
| | | **Year-Over-Year Three-Month SPP Growth** | | | **5.3%** |

**ASSISTED LIVING/INDEPENDENT LIVING PORTFOLIO**[(2)]

| | 3Q16 | 4Q16 | 1Q17 | 2Q17 | 3Q17 |
|---|---|---|---|---|---|
| Property count | 107 | 107 | 107 | 107 | 107 |
| Investment | $ 2,208,617 | $ 2,220,468 | $ 2,228,205 | $ 2,236,203 | $ 2,236,351 |
| Units | 14,929 | 14,930 | 14,896 | 14,890 | 14,891 |
| Occupancy % | 89.8 | 89.5 | 88.9 | 87.4 | 86.8 |
| REVPOR SHOP | $ 3,912 | $ 3,922 | $ 4,074 | $ 4,090 | $ 4,095 |
| Total Rental and Operating Revenues | $ 120,316 | $ 120,355 | $ 123,836 | $ 122,195 | $ 121,253 |
| Total Operating Expenses | (81,615) | (79,367) | (80,785) | (82,540) | (81,497) |
| **NOI** | **$ 38,701** | **$ 40,988** | **$ 43,051** | **$ 39,655** | **$ 39,756** |
| Total Cash Rental and Operating Revenues | $ 120,421 | $ 120,348 | $ 123,835 | $ 122,328 | $ 121,600 |
| Total Cash Operating Expenses | (82,147) | (79,434) | (81,089) | (82,538) | (81,653) |
| **Cash NOI** | **$ 38,274** | **$ 40,914** | **$ 42,746** | **$ 39,790** | **$ 39,947** |
| Cash NOI Margin % | 31.8 | 34.0 | 34.5 | 32.5 | 32.9 |
| | | **Year-Over-Year Three-Month SPP Growth** | | | **4.4%** |

(1) Excludes non-refundable cash Entrance Fees and related activity such as deferred expenses, amortization, reserves and management fees related to Entrance Fees.

(2) Reflects the January 2017 sale of a 40% interest in RIDEA II as if it occurred at the beginning of the earliest period presented. Includes a CCRC rental community that is not part of our CCRC JV.

35

# SHOP | CCRC JV Same Property Portfolio[(1)(2)]

Dollars in thousands, except REVPOR, includes HCP's pro rata share of unconsolidated JVs

## CCRC JV

| | 3Q16 | 4Q16 | 1Q17 | 2Q17 | 3Q17 |
|---|---|---|---|---|---|
| Property count | 15 | 15 | 15 | 15 | 15 |
| Investment | $ 685,466 | $ 691,408 | $ 694,762 | $ 700,776 | $ 705,554 |
| Units | 7,175 | 7,193 | 7,198 | 7,245 | 7,249 |
| Occupancy % | 85.6 | 85.6 | 85.7 | 85.2 | 84.9 |
| REVPOR SHOP | $ 4,931 | $ 5,013 | $ 5,060 | $ 5,065 | $ 5,094 |
| | | | | | |
| Total Rental and Operating Revenues | $ 44,492 | $ 45,427 | $ 45,899 | $ 45,760 | $ 46,065 |
| Total Operating Expenses | (39,313) | (38,225) | (39,121) | (40,396) | (40,249) |
| **NOI** | **$ 5,179** | **$ 7,202** | **$ 6,778** | **$ 5,364** | **$ 5,816** |
| | | | | | |
| Total Cash Rental and Operating Revenues | $ 44,513 | $ 45,407 | $ 45,871 | $ 45,761 | $ 46,074 |
| Total Cash Operating Expenses | (39,313) | (38,225) | (39,121) | (40,396) | (40,249) |
| **Cash NOI** | **$ 5,200** | **$ 7,182** | **$ 6,750** | **$ 5,365** | **$ 5,825** |
| Cash NOI Margin % | 11.7 | 15.8 | 14.7 | 11.7 | 12.6 |
| | | **Year-Over-Year Three-Month SPP Growth** | | | **12.0%** |
| **NON-REFUNDABLE ENTRANCE FEES** | | | | | |
| Non-refundable Entrance Fees ("NREFs"), net[(3)] | $ 6,803 | $ 7,159 | $ 6,352 | $ 7,716 | $ 8,090 |
| SPP Cash NOI plus NREFs, net | **$ 12,003** | **$ 14,341** | **$ 13,102** | **$ 13,081** | **$ 13,915** |
| Margin % including NREFs, net | 23.2 | 27.1 | 24.9 | 24.3 | 25.6 |
| | **Year-Over-Year Three-Month Growth including NREFs, net** | | | | **15.9%** |

(1) Excludes a CCRC rental community that is not part of our CCRC JV.
(2) Same property NOI and Cash NOI exclude non-refundable Entrance Fees and related activity such as deferred expenses, amortization, reserves and related management fees.
(3) Represents NREFs net of a 15% reserve for statutory refunds due to early terminations and related management fees. See Entrance Fees in Glossary.

36

# SHOP | New Supply - Assisted Living

As of and for the quarter ended September 30, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

## NEW SUPPLY ANALYSIS

| | HCP Portfolio | | | 5-Mile Radius[1] | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| MSA | Units | Cash NOI | % of SHOP Cash NOI | Properties/ Units Under Construction[2] | Cash NOI Exposed to New Supply[3] | 5-Year 80+ Population Growth % 2017-2022 | 75+ Penetration Rate % | Qualified Care Giver % | Median Household Income | Affordability (in years) | 75+ Median Net Worth | Unemploy-ment% |
| *US National Average* | | | | | | *10.6* | *4.9* | *4.7* | *$ 56* | *N/A* | *$ 213* | *5.5* |
| Washington, DC | 541 | $ 1,937 | 3.2 | 2 / 126 | $ 946 | 12.2 | 2.7 | 8.9 | 103 | 9.7 | 250 | 3.2 |
| Miami, FL | 736 | 1,463 | 2.4 | 3 / 342 | 1,132 | 6.4 | 3.0 | 3.6 | 51 | 11.0 | 233 | 8.0 |
| Baltimore, MD | 522 | 1,365 | 2.2 | 2 / 186 | 198 | 5.3 | 2.5 | 5.9 | 72 | 8.2 | 230 | 5.3 |
| Los Angeles, CA | 445 | 1,320 | 2.2 | 1 / 201 | 190 | 18.1 | 3.0 | 7.8 | 91 | 10.7 | 250 | 4.4 |
| Richmond, VA | 303 | 1,275 | 2.1 | 3 / 115 | 1,275 | 6.8 | 16.7 | 8.3 | 82 | 14.4 | 242 | 3.1 |
| Dallas, TX | 453 | 1,142 | 1.9 | 2 / 200 | 492 | 13.3 | 4.3 | 4.8 | 57 | >15 | 232 | 5.5 |
| Austin, TX | 276 | 1,066 | 1.8 | 2 / 292 | 672 | 17.4 | 7.4 | 5.6 | 56 | 6.5 | 197 | 4.4 |
| Providence, RI | 396 | 1,016 | 1.7 | -- / -- | — | 2.1 | 4.9 | 5.7 | 59 | 5.6 | 169 | 4.3 |
| Orlando, FL | 232 | 929 | 1.5 | -- / -- | — | 11.6 | 7.0 | 4.7 | 54 | 15.0 | 214 | 5.8 |
| Riverside, CA | 500 | 826 | 1.4 | 1 / 148 | 27 | 11.3 | 2.4 | 4.3 | 64 | >15 | 245 | 8.4 |
| Cincinnati, OH | 341 | 643 | 1.1 | 1 / 61 | 108 | 2.9 | 4.2 | 4.6 | 54 | >15 | 225 | 5.7 |
| Denver, CO | 154 | 591 | 1.0 | -- / -- | — | 13.9 | 5.1 | 4.7 | 54 | >15 | 202 | 3.2 |
| Houston, TX | 87 | 552 | 0.9 | -- / -- | — | 23.7 | 4.7 | 7.4 | 84 | 12.6 | 250 | 5.0 |
| Sebastian, FL | 104 | 547 | 0.9 | -- / -- | — | 6.2 | 4.1 | 3.7 | 47 | 12.3 | 237 | 10.0 |
| Albuquerque, NM | 180 | 541 | 0.9 | -- / -- | — | 2.8 | 1.5 | 2.8 | 38 | 9.3 | 180 | 8.0 |
| San Diego, CA | 318 | 497 | 0.8 | 1 / 64 | 233 | 9.5 | 4.9 | 7.8 | 101 | 4.9 | 250 | 4.0 |
| Detroit, MI | 120 | 444 | 0.7 | 1 / 60 | 444 | 10.9 | 2.7 | 5.6 | 60 | >15 | 236 | 5.4 |
| Tampa, FL | 182 | 437 | 0.7 | -- / -- | — | 9.7 | 6.1 | 4.7 | 50 | 11.8 | 192 | 6.0 |
| Sarasota, FL | 259 | 363 | 0.6 | 3 / 202 | 363 | 14.3 | 3.9 | 3.7 | 53 | >15 | 250 | 5.8 |
| Ventura, CA | 159 | 361 | 0.6 | 1 / 130 | 361 | 11.2 | 5.5 | 9.1 | 100 | 4.3 | 250 | 4.4 |
| Remaining | 4,204 | 2,756 | 4.5 | 4 / 434 | 217 | 6.7 | 2.7 | 5.3 | 58 | 9.6 | 219 | 4.9 |
| **Total** | **10,512** | **$ 20,071** | **33.1** | **27 / 2,561** | **$ 6,658** | **9.4** | **4.0** | **5.8** | **$ 67** | **10.4** | **$ 226** | **5.2** |
| **% of Total Cash NOI and Interest Income** | | | | | **2.1%** | | | | | | | |

(1) Demographic data provided by ESRI for 2017. Construction and supply data provided by NIC for the quarter ended September 30, 2017. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents the Company's Cash NOI exposed to new construction and material expansions.

37

# SHOP | New Supply - Independent Living & CCRC

As of and for the quarter ended September 30, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

**NEW SUPPLY ANALYSIS**

| | HCP Portfolio | | | 5-Mile Radius[1] | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **MSA** | **Units** | **Cash NOI** | **% of SHOP Cash NOI** | **Properties/ Units Under Construction[2]** | **Cash NOI Exposed to New Supply[3]** | **5-Year 75+ Population Growth % 2017-2022** | **75+ Penetration Rate %** | **Qualified Care Giver %** | **Median Household Income** | **Affordability (in years)** | **75+ Median Net Worth** | **Unemploy-ment%** |
| *US National Average* | | | | | | *18.5* | *6.0* | *4.7* | *$ 56* | *N/A* | *$ 213* | *5.5* |
| Tampa, FL | 2,602 | $ 6,651 | 11.0 | -- / -- | $ — | 16.4 | 3.0 | 3.7 | 50 | 6.8 | 217 | 5.9 |
| Houston, TX | 2,286 | 6,084 | 10.0 | 3 / 621 | 2,790 | 26.4 | 7.6 | 6.7 | 74 | >15 | 250 | 5.6 |
| Chicago, IL | 947 | 3,765 | 6.2 | 1 / 68 | 793 | 15.4 | 4.9 | 8.1 | 86 | >15 | 243 | 4.9 |
| Denver, CO | 702 | 3,629 | 6.0 | 2 / 194 | 2,266 | 18.4 | 5.5 | 5.2 | 58 | >15 | 240 | 3.1 |
| Miami, FL | 964 | 3,391 | 5.6 | 1 / 320 | 377 | 17.6 | 2.4 | 3.8 | 53 | >15 | 231 | 8.2 |
| Philadelphia, PA | 435 | 1,908 | 3.1 | 1 / 55 | 1,703 | 22.4 | 14.7 | 9.8 | 103 | 6.3 | 250 | 4.5 |
| Sarasota, FL | 909 | 1,799 | 3.0 | -- / -- | — | 19.8 | 4.4 | 3.7 | 50 | 9.3 | 250 | 5.4 |
| Orlando, FL | 1,008 | 1,663 | 2.7 | -- / -- | — | 51.0 | 3.3 | 2.3 | 45 | 5.8 | 250 | 7.1 |
| Punta Gorda, FL | 661 | 1,606 | 2.6 | -- / -- | — | 24.5 | 6.6 | 2.8 | 51 | 6.6 | 250 | 7.3 |
| Jacksonville, FL | 542 | 1,355 | 2.2 | -- / -- | — | 20.9 | 5.1 | 4.5 | 56 | 4.5 | 246 | 5.6 |
| Remaining | 4,106 | 8,749 | 14.5 | 3 / 734 | 2,440 | 16.2 | 5.4 | 5.1 | 59 | >15 | 226 | 5.1 |
| **Total** | **15,162** | **$ 40,600** | **66.9** | **11 / 1,992** | **$ 10,369** | **19.8** | **4.8** | **5.3** | **$ 62** | **12.8** | **$ 237** | **5.5** |
| **% Total Cash NOI and Interest Income** | | | | | **3.2%** | | | | | | | |

(1) Demographic data provided by ESRI for 2017. Construction and supply data provided by NIC for the quarter ended September 30, 2017. Data reflects a 5-mile radius (10-mile for Entrance Fee CCRCs) around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents the Company's Cash NOI exposed to new construction and material expansions.

38

# Life Science

As of and for the quarter ended September 30, 2017, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

**INVESTMENTS**[1]

| MSA | Property Count | Investment | Cash NOI | Square Feet | Occupancy % |
|---|---|---|---|---|---|
| **Wholly-Owned** | | | | | |
| San Francisco/San Jose, CA | 83 | $ 2,880,179 | $ 52,918 | 4,826 | 97.7 |
| San Diego, CA[2] | 28 | 744,933 | 13,264 | 1,925 | 92.8 |
| Remaining | 8 | 153,399 | 3,247 | 512 | 100.0 |
| | **119** | **$ 3,778,511** | **$ 69,429** | **7,263** | **96.6** |
| **HCP's Share of Unconsolidated JVs** | | | | | |
| San Diego, CA | 2 | $ 46,608 | $ 829 | 131 | 96.3 |
| San Francisco, CA | 2 | 41,363 | 803 | 147 | 100.0 |
| | **4** | **$ 87,971** | **$ 1,632** | **278** | **98.2** |
| | **123** | **$ 3,866,482** | **$ 71,061** | **7,541** | **96.6** |

**SAME PROPERTY PORTFOLIO**

| | 3Q16 | 4Q16 | 1Q17 | 2Q17 | 3Q17 |
|---|---|---|---|---|---|
| Property count | 112 | 112 | 112 | 112 | 112 |
| Investment | $ 3,242,281 | $ 3,247,989 | $ 3,253,676 | $ 3,261,497 | $ 3,266,639 |
| Square feet | 6,619 | 6,618 | 6,617 | 6,619 | 6,619 |
| Occupancy % | 97.1 | 97.1 | 97.1 | 96.3 | 96.3 |
| | | | | | |
| Total Rental and Operating Revenues | $ 75,419 | $ 76,182 | $ 76,628 | $ 77,803 | $ 78,261 |
| Total Operating Expenses | (15,376) | (15,901) | (14,837) | (16,282) | (16,886) |
| **NOI** | **$ 60,043** | **$ 60,281** | **$ 61,791** | **$ 61,521** | **$ 61,375** |
| | | | | | |
| Total Cash Rental and Operating Revenues | $ 75,852 | $ 75,562 | $ 77,049 | $ 78,854 | $ 79,786 |
| Total Cash Operating Expenses | (15,356) | (15,882) | (14,817) | (16,262) | (16,866) |
| **Cash NOI** | **$ 60,496** | **$ 59,680** | **$ 62,232** | **$ 62,592** | **$ 62,920** |
| | | **Year-Over-Year Three-Month SPP Growth** | | | **4.0%** |

(1) Excludes eight properties that are in Development.
(2) Includes property count only for two properties in Redevelopment.

39

# Life Science

As of September 30, 2017, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

**SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)[1]**

| | Total | | | | San Francisco / San Jose | | San Diego | | Remaining | |
|---|---|---|---|---|---|---|---|---|---|---|
| **Year** | **Leased Square Feet** | **%** | **Annualized Base Rent** | **%** | **Square Feet** | **Annualized Base Rent** | **Square Feet** | **Annualized Base Rent** | **Square Feet** | **Annualized Base Rent** |
| 2017[2] | 261 | 4 | $ 6,590 | 2 | 124 | $ 2,410 | 137 | $ 4,180 | — | $ — |
| 2018 | 541 | 8 | 18,188 | 6 | 427 | 14,931 | 78 | 2,678 | 36 | 579 |
| 2019 | 749 | 11 | 27,981 | 10 | 329 | 9,934 | 420 | 18,047 | — | — |
| 2020 | 663 | 10 | 21,900 | 8 | 372 | 13,094 | 291 | 8,806 | — | — |
| 2021 | 886 | 13 | 48,221 | 17 | 831 | 46,334 | 55 | 1,887 | — | — |
| Thereafter | 3,850 | 54 | 163,559 | 57 | 2,443 | 124,583 | 931 | 25,269 | 476 | 13,707 |
| | **6,950** | **100** | **$ 286,439** | **100** | **4,526** | **$ 211,286** | **1,912** | **$ 60,867** | **512** | **$ 14,286** |

**TENANT CONCENTRATION[1]**

| | | Leased Square Feet | | Annualized Base Rent | | |
|---|---|---|---|---|---|---|
| | **Remaining Lease Term in Years** | **Amount** | **% of Total** | **Amount** | **% of Total** | **Credit Rating** |
| Amgen | 5.0 | 684 | 10 | $ 48,625 | 17 | A |
| Google | 4.9 | 729 | 10 | 30,361 | 11 | AA+ |
| Rigel Pharmaceuticals[3] | 5.3 | 147 | 2 | 16,207 | 6 | - |
| Takeda | 1.6 | 166 | 2 | 9,482 | 3 | A- |
| Myriad Genetics | 7.7 | 310 | 4 | 7,798 | 3 | - |
| General Atomics | 13.7 | 397 | 6 | 6,959 | 2 | - |
| AstraZeneca Pharmaceuticals | 9.9 | 115 | 2 | 6,720 | 2 | BBB+ |
| Duke University | 12.0 | 166 | 2 | 5,908 | 2 | AA+ |
| NuVasive | 16.7 | 145 | 2 | 5,525 | 2 | - |
| Rinat Neuroscience | 7.3 | 123 | 2 | 4,685 | 2 | - |
| Remaining | 4.3 | 3,968 | 58 | 144,169 | 50 | |
| | **5.4** | **6,950** | **100** | **$ 286,439** | **100** | |


University, Government, Research 4%
Public Biotech / Medical Device 46%
Office and R&D 17%
Pharma 15%
Private Biotech / Medical Device 18%

(1) Excludes 337,000 square feet and annualized base rent of $21.0 million related to the purchase option exercised by Genentech that is expected to close in July 2018.
(2) Includes month-to-month and holdover leases.
(3) In July 2017, Rigel signed a lease renewal for a 5-year term ending January 2023. The new rate becomes effective February 2018 and generates Annualized Base Rent of $9.0 million.

40

41 Life Science Square feet in thousands, includes unconsolidated JVs LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change in Cash Rents HCP Tenant Improvements per Sq. Ft. Leasing Costs per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Leased Square Feet as of June 30, 2017 7,046 $ 41.49 Acquisitions 119 35.78 Developments 115 58.20 Expirations (431) 40.04 Renewals, amendments and extensions 324 41.23 3.3 $ 16.62 $ 8.22 86 64.9% New leases 136 44.57 25.77 11.14 67 Terminations (22) 43.20 Leased Square Feet as of September 30, 2017 7,287 $ 41.21 Shoreline 2019 Mountain View, CA

# Medical Office

As of and for the quarter ended September 30, 2017, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

**PORTFOLIO BY MARKET[1]**

| | | | | | Square Feet | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | On-campus[2] | | Off-campus[3] | | Total | | |
| MSA | Property Count | Investment | Cash NOI | Occupancy % | Multi-tenant | Single-tenant | Multi-tenant | Single-tenant | Multi-tenant | Single-tenant | % of Total |
| Dallas, TX | 26 | $ 519,429 | $ 9,027 | 89.5 | 1,840 | 34 | 327 | 54 | 2,167 | 88 | 12 |
| Houston, TX | 27 | 513,396 | 8,944 | 93.4 | 1,116 | 1,425 | 287 | — | 1,403 | 1,425 | 16 |
| Seattle, WA | 6 | 214,522 | 6,246 | 94.9 | 667 | — | — | — | 667 | — | 4 |
| Nashville, TN | 14 | 157,381 | 4,683 | 96.4 | 1,288 | 10 | — | — | 1,288 | 10 | 7 |
| Denver, CO | 14 | 230,124 | 4,566 | 90.4 | 999 | — | — | — | 999 | — | 5 |
| Louisville, KY | 12 | 219,842 | 4,529 | 93.8 | 669 | 17 | 447 | 15 | 1,116 | 32 | 6 |
| Philadelphia, PA | 3 | 261,850 | 3,688 | 87.5 | 705 | — | 213 | 90 | 918 | 90 | 6 |
| Salt Lake City, UT | 13 | 144,275 | 3,415 | 97.1 | 434 | 63 | 154 | 116 | 588 | 179 | 4 |
| Phoenix, AZ | 13 | 170,583 | 2,910 | 87.1 | 519 | — | 208 | — | 727 | — | 4 |
| Miami, FL | 11 | 101,106 | 2,227 | 86.8 | 531 | — | — | 29 | 531 | 29 | 3 |
| San Diego, CA | 5 | 108,754 | 2,106 | 96.7 | — | 176 | 155 | — | 155 | 176 | 2 |
| Las Vegas, NV | 7 | 113,377 | 1,573 | 83.2 | 528 | — | — | — | 528 | — | 3 |
| Kansas City, MO | 3 | 76,845 | 1,453 | 95.9 | 260 | — | — | 8 | 260 | 8 | 1 |
| Los Angeles, CA | 5 | 86,938 | 1,276 | 82.5 | 106 | — | 174 | — | 280 | — | 2 |
| San Antonio, TX | 4 | 69,228 | 1,261 | 81.2 | 353 | — | — | — | 353 | — | 2 |
| Ogden, UT | 10 | 68,028 | 1,247 | 80.1 | 321 | — | 13 | 68 | 334 | 68 | 2 |
| Washington, DC | 3 | 57,699 | 932 | 77.1 | 55 | 29 | 99 | — | 154 | 29 | 1 |
| Sacramento, CA | 2 | 74,429 | 905 | 94.4 | — | — | 29 | 92 | 29 | 92 | 1 |
| Baltimore, MD | 3 | 31,337 | 819 | 96.8 | — | 63 | 38 | 58 | 38 | 121 | 1 |
| San Francisco, CA | 1 | 41,721 | 758 | 100.0 | — | — | — | 104 | — | 104 | 1 |
| Remaining | 60 | 654,783 | 10,567 | 95.3 | 1,532 | 1,267 | 302 | 124 | 1,834 | 1,391 | 17 |
| | **242** | **$ 3,915,647** | **$ 73,132** | **91.8** | **11,923** | **3,084** | **2,446** | **758** | **14,369** | **3,842** | **100** |

(1) Excludes three properties that are in development.
(2) Includes 6.5 million square feet subject to ground leases with average expirations of 56 years and renewal options generally ranging from 10 to 25 years.
(3) Includes facilities that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (50% or more leased by a health system).

42

# Medical Office

As of and for the quarter ended September 30, 2017, square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

## SQUARE FEET BY HEALTH SYSTEM

| | | | Square Feet | | | | | | Directly Leased by Health System | |
|---|---|---|---|---|---|---|---|---|---|---|
| Health System | Health System Rank[1] | Credit Rating | On-Campus | Anchored[2] | Adjacent[2] | Off-Campus | Total | % of Total | % Square Feet | % of Annualized Base Rent |
| HCA Holdings, Inc. | 2 | Ba2 | 7,335 | 60 | 236 | — | 7,631 | 41.9 | 16.6 | 18.7 |
| Memorial Hermann Health System | 41 | A1 | 1,551 | 80 | — | — | 1,631 | 9.0 | 9.4 | 4.9 |
| Community Health Systems, Inc. | 6 | B3 | 1,251 | 140 | — | — | 1,391 | 7.6 | 8.0 | 5.2 |
| Norton Healthcare | 102 | -- | 686 | 15 | 328 | — | 1,029 | 5.7 | 3.7 | 3.6 |
| Jefferson Health | 97 | A2 | 705 | — | — | — | 705 | 3.9 | 2.2 | 2.4 |
| Providence Health & Services | 3 | Aa3 | 563 | — | — | — | 563 | 3.1 | 1.6 | 2.5 |
| Steward Health Care | 67 | -- | 547 | — | — | — | 547 | 3.0 | 1.5 | 1.4 |
| HonorHealth | 128 | A2 | 421 | — | — | — | 421 | 2.3 | 1.0 | 1.2 |
| Remaining - credit rated | | | 1,715 | 656 | 384 | — | 2,755 | 15.1 | | |
| Non-credit rated | | | 233 | 42 | 199 | 1,064 | 1,538 | 8.4 | | |
| **Total** | | | **15,007** | **993** | **1,147** | **1,064** | **18,211** | **100.0** | **44.0** | **39.9** |
| **% of Total** | | | **82.4** | **5.5** | **6.3** | **5.8** | | | | |
| **Total Healthcare Affiliated** | | | | **94.2%** | | | | | | |

## LEASING ACTIVITY

| | Leased Square Feet | Annualized Base Rent Per Sq. Ft. | % Change in Cash Rents[3] | HCP Tenant Improvements per Sq. Ft. | Leasing Costs per Sq. Ft. | Average Lease Term (Months) | Retention Rate YTD |
|---|---|---|---|---|---|---|---|
| **Leased Square Feet as of June 30, 2017** | **16,625** | **$ 22.74** | | | | | |
| Acquisitions | 138 | 27.13 | | | | | |
| Developments and Redevelopments | 11 | 21.91 | | | | | |
| Expirations | (670) | 25.56 | | | | | |
| Renewals, amendments and extensions | 513 | 25.29 | 0.2 | $ 9.66 | $ 4.33 | 55 | 83.5% |
| New leases | 118 | 23.28 | | 26.06 | 6.71 | 66 | |
| Terminations | (19) | 32.51 | | | | | |
| **Leased Square Feet as of September 30, 2017** | **16,716** | **$ 22.87** | | | | | |

(1) Ranked by revenue based on the 2016 *Modern Healthcare's Healthcare Systems Financial Database*.
(2) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored, (50% or more is leased to a health system).
(3) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

43

# Medical Office

As of and for the quarter ended September 30, 2017, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

**SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)**

| | Total | | | | On-Campus | | Off-Campus | |
|---|---|---|---|---|---|---|---|---|
| Year | Leased Square Feet | % | Annualized Base Rent | % | Square Feet | Annualized Base Rent | Square Feet | Annualized Base Rent |
| 2017[(1)] | 961 | 6 | $ 23,294 | 6 | 804 | $ 20,321 | 157 | $ 2,973 |
| 2018 | 2,484 | 15 | 58,902 | 15 | 2,067 | 49,188 | 417 | 9,714 |
| 2019 | 2,113 | 13 | 51,320 | 14 | 1,709 | 41,426 | 404 | 9,894 |
| 2020 | 2,205 | 13 | 56,615 | 15 | 1,949 | 50,752 | 256 | 5,863 |
| 2021 | 1,535 | 9 | 38,393 | 10 | 1,287 | 32,381 | 248 | 6,012 |
| Thereafter | 7,418 | 44 | 152,783 | 40 | 5,997 | 119,399 | 1,421 | 33,384 |
| | **16,716** | **100** | **$ 381,307** | **100** | **13,813** | **$ 313,467** | **2,903** | **$ 67,840** |

**SAME PROPERTY PORTFOLIO**

| | 3Q16 | 4Q16 | 1Q17 | 2Q17 | 3Q17 |
|---|---|---|---|---|---|
| Property count | 214 | 214 | 214 | 214 | 214 |
| Investment | $ 3,173,861 | $ 3,192,160 | $ 3,204,637 | $ 3,219,785 | $ 3,230,151 |
| Square feet | 15,744 | 15,748 | 15,754 | 15,650 | 15,650 |
| Occupancy % | 92.2 | 92.3 | 92.2 | 92.1 | 91.7 |
| | | | | | |
| Total Rental and Operating Revenues | $ 100,680 | $ 100,333 | $ 100,741 | $ 101,656 | $ 102,278 |
| Total Operating Expenses | (38,073) | (36,529) | (37,087) | (38,371) | (38,730) |
| **NOI** | **$ 62,607** | **$ 63,804** | **$ 63,654** | **$ 63,285** | **$ 63,548** |
| | | | | | |
| Total Cash Rental and Operating Revenues | $ 100,097 | $ 99,393 | $ 100,248 | $ 101,578 | $ 102,352 |
| Total Cash Operating Expenses | (37,486) | (35,943) | (36,507) | (37,791) | (38,154) |
| **Cash NOI** | **$ 62,611** | **$ 63,450** | **$ 63,741** | **$ 63,787** | **$ 64,198** |
| | | | **Year-Over-Year Three-Month SPP Growth** | | **2.5%** |

(1) Includes month-to-month and holdover leases.

44

# Other

As of and for the quarter ended September 30, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

## LEASED PROPERTIES

| Type/Operator | Property Count | Investment | Cash NOI | Beds | Occupancy %[1] | Facility EBITDARM CFC[1] | Facility EBITDAR CFC[1] |
|---|---|---|---|---|---|---|---|
| **Hospitals** | | | | | | | |
| Acute care | 4 | $ 341,033 | $ 13,129 | 1,438 | 47.2 | 8.43x | 7.91x |
| Remaining | 10 | 189,877 | 5,676 | 696 | 53.1 | 2.48x | 2.20x |
| | **14** | **$ 530,910** | **$ 18,805** | **2,134** | **50.7** | **6.52x** | **6.08x** |
| **United Kingdom** | | | | | | | |
| Maria Mallaband | 25 | $ 164,126 | $ 2,964 | 1,143 | 89.7 | 1.63x | 1.38x |
| HC-One | 36 | 237,039 | 4,471 | 2,040 | 92.9 | 1.54x | 1.27x |
| | **61** | **$ 401,165** | **$ 7,435** | **3,183** | **91.8** | **1.57x** | **1.31x** |
| **Post-acute/skilled** | | | | | | | |
| Wholly-Owned | 1 | $ 17,909 | $ 308 | 120 | 92.5 | 2.20x | 1.82x |
| HCP's Share of Unconsolidated JVs | 4 | 9,150 | 401 | 420 | 76.5 | N/A | N/A |
| | **5** | **$ 27,059** | **$ 709** | **540** | **80.7** | | |
| **Total Leased Properties** | **80** | **$ 959,134** | **$ 26,949** | | | | |

## DEBT INVESTMENTS

| | Investment | Interest Income | DSC | Yield | Weighted Average Maturity in Years |
|---|---|---|---|---|---|
| Tandem Consulate Health Care[2][3] | $ 197,374 | $ 7,674 | 1.20x | 11.9% | 1.1 |
| Maria Mallaband - UK | 153,816 | 2,694 | N/A | 7.2% | 5.9 |
| Remaining | 69,529 | 1,406 | N/A | 8.4% | 3.2 |
| **Total Debt Investments** | **$ 420,719** | **$ 11,774** | | | |

(1) Certain operators in the Company's hospital portfolio are not required under their respective leases to provide operational data.

(2) On July 31, 2017, we entered into a definitive agreement to sell the loan for $197 million. The terms of the agreement require a closing on or before December 31, 2017 and require the borrower to remain current on its non-default interest payments to HCP, which are based on the original loan balance of $257 million.

(3) DSC represents Facility EBITDA for the 69 facilities securing HCP's debt investment, net of an imputed management fee of 5% of revenues and rent payments under third-party leases, divided by Debt Service payments due HCP and the senior note holders. Facility EBITDA and Debt Service payments are for the trailing 12 month period ended June 30, 2017.

45

# Other | Same Property Portfolio

As of and for the quarter ended September 30, 2017, dollars in thousands

**HOSPITALS**

| | 3Q16 | 4Q16 | 1Q17 | 2Q17 | 3Q17 |
|---|---|---|---|---|---|
| Property count | 14 | 14 | 14 | 14 | 14 |
| Investment | $ 530,775 | $ 530,777 | $ 530,910 | $ 530,910 | $ 530,910 |
| Beds | 2,134 | 2,134 | 2,134 | 2,134 | 2,134 |
| Occupancy %[(1)] | 53.8 | 50.7 | 51.2 | 52.1 | 50.7 |
| Facility EBITDARM CFC[(1)] | 6.92x | 6.74x | 6.68x | 6.50x | 6.52x |
| Facility EBITDAR CFC[(1)] | 6.48x | 6.30x | 6.24x | 6.06x | 6.08x |
| | | | | | |
| Total Rental and Operating Revenues | $ 20,333 | $ 20,386 | $ 20,877 | $ 20,460 | $ 20,548 |
| Total Operating Expenses | (1,190) | (1,224) | (1,205) | (1,047) | (1,094) |
| **NOI** | **$ 19,143** | **$ 19,162** | **$ 19,672** | **$ 19,413** | **$ 19,454** |
| | | | | | |
| Total Cash Rental and Operating Revenues | $ 19,986 | $ 20,045 | $ 20,627 | $ 20,295 | $ 19,929 |
| Total Cash Operating Expenses | (1,190) | (1,224) | (1,205) | (1,047) | (1,094) |
| **Cash NOI** | **$ 18,796** | **$ 18,821** | **$ 19,422** | **$ 19,248** | **$ 18,835** |
| | | | | **Year-Over-Year Three-Month SPP Growth** | **0.2%** |

(1) Certain operators in the Company's hospital portfolio are not required under their respective leases to provide operational data.

**UNITED KINGDOM**

| | 3Q16 | 4Q16 | 1Q17 | 2Q17 | 3Q17 |
|---|---|---|---|---|---|
| Property count | 61 | 61 | 61 | 61 | 61 |
| Investment | $ 387,573 | $ 369,612 | $ 373,799 | $ 388,275 | $ 401,165 |
| Beds | 3,187 | 3,198 | 3,198 | 3,184 | 3,183 |
| Occupancy % | 92.9 | 92.9 | 92.8 | 91.1 | 91.8 |
| Facility EBITDARM CFC | 1.55x | 1.56x | 1.56x | 1.57x | 1.57x |
| Facility EBITDAR CFC | 1.30x | 1.31x | 1.31x | 1.31x | 1.31x |
| | | | | | |
| Total Rental and Operating Revenues | $ 7,969 | $ 7,583 | $ 7,592 | $ 7,891 | $ 8,101 |
| FX adjustment | (25) | 415 | 426 | 181 | — |
| **NOI** | **$ 7,944** | **$ 7,998** | **$ 8,018** | **$ 8,072** | **$ 8,101** |
| | | | | | |
| Total Cash Rental and Operating Revenues | $ 7,177 | $ 6,830 | $ 6,830 | $ 7,191 | $ 7,435 |
| FX adjustment | (21) | 374 | 384 | 165 | |
| **Cash NOI** | **7,156** | **7,204** | **7,214** | **7,356** | **7,435** |
| | | | | **Year-Over-Year Three-Month SPP Growth** | **3.9%** |

46

47 Other Same Property Portfolio As of and for the quarter ended September 30, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs TOTAL OTHER(1) 3Q16 4Q16 1Q17 2Q17 3Q17 Property count 80 80 80 80 80 Investment $ 945,406 $ 927,448 $ 931,768 $ 946,244 $ 959,134 Total Rental and Operating Revenues $ 29,014 $ 28,678 $ 29,195 $ 29,077 $ 29,378 Total Operating Expenses (1,210) (1,241) (1,224) (1,066) (1,114) FX adjustment (25) 415 426 181 — NOI $ 27,779 $ 27,852 $ 28,397 $ 28,192 $ 28,264 Total Cash Rental and Operating Revenues $ 27,875 $ 27,585 $ 28,183 $ 28,211 $ 28,093 Total Cash Operating Expenses (1,210) (1,241) (1,224) (1,066) (1,114) FX adjustment (21) 374 384 165 — Cash NOI $ 26,644 $ 26,718 $ 27,343 $ 27,310 $ 26,979 Year-Over-Year Three-Month SPP Growth 1.3% (1) Includes five domestic post-acute/skilled properties.

# Unconsolidated Joint Ventures

As of and for the quarter ended September 30, 2017, dollars and square feet in thousands

| | | SHOP | | | | |
|---|---|---|---|---|---|---|
| SELECTED FINANCIAL DATA AT 100% | Total | CCRC | Non-CCRC | Life Science | Medical Office | Other |
| Joint ventures' Investment | $ 2,739,216 | $ 1,439,905 | $ 1,117,136 | $ 155,994 | $ 14,743 | $ 11,438 |
| Joint ventures' mortgage debt | 1,342,746 | 627,289 | 711,532 | — | — | 3,925 |
| Property count | 81 | 15 | 57 | 4 | 1 | 4 |
| Capacity | | 7,249 Units | 6,220 Units | 278 Sq. Ft. | 103 Sq. Ft. | 420 Beds |
| Occupancy % | | 84.9 | 82.8 | 98.2 | 100.0 | 76.5 |
| Total revenues | $ 183,787 | $ 101,134 | $ 77,873 | $ 3,514 | $ 740 | $ 526 |
| Operating expenses | (142,879) | (81,723) | (60,132) | (786) | (213) | (25) |
| **NOI** | **$ 40,908** | **$ 19,411** | **$ 17,741** | **$ 2,728** | **$ 527** | **$ 501** |
| Depreciation and amortization | (34,433) | (23,691) | (9,695) | (745) | (218) | (84) |
| General and administrative expenses | (410) | — | (386) | (4) | (20) | — |
| Interest expense and other | (12,352) | (6,590) | (5,929) | — | 279 | (112) |
| Casualty-related charges/(recoveries), net | (1,336) | (1,288) | (48) | — | — | — |
| **Net income (loss)** | **$ (7,623)** | **$ (12,158)** | **$ 1,683** | **$ 1,979** | **$ 568** | **$ 305** |
| Depreciation and amortization | 34,433 | 23,691 | 9,695 | 745 | 218 | 84 |
| **FFO** | **$ 26,810** | **$ 11,533** | **$ 11,378** | **$ 2,724** | **$ 786** | **$ 389** |
| Casualty-related charges/(recoveries), net | 1,336 | 1,288 | 48 | — | — | — |
| **FFO as adjusted** | **$ 28,146** | **$ 12,821** | **$ 11,426** | **$ 2,724** | **$ 786** | **$ 389** |
| Non-refundable Entrance Fee sales, net[(1)] | 12,396 | 12,396 | — | — | — | — |
| Non-cash adjustments to NOI | (346) | (519) | 119 | 59 | (5) | — |
| Non-cash adjustments to net income | 11 | (244) | 228 | — | 27 | — |
| Leasing costs and tenant and capital improvements | (5,439) | (3,328) | (1,975) | 6 | (142) | — |
| **FAD** | **$ 34,768** | **$ 21,126** | **$ 9,798** | **$ 2,789** | **$ 666** | **$ 389** |
| **HCP'S SHARE OF UNCONSOLIDATED JVs** | | | | | | |
| HCP's ownership percentage | | 49% | 40% - 85% | 50% - 63% | 20% - 67% | 80% |
| HCP's net equity investment[(2)] | $ 350,574 | $ 218,263 | $ 62,114 | $ 64,111 | $ 4,621 | $ 1,465 |
| Mortgage debt[(3)] | 165,883 | 100,011 | 65,872 | — | — | — |
| NOI | 19,253 | 9,511 | 7,390 | 1,598 | 353 | 401 |
| Cash NOI | 23,870 | 14,119 | 7,368 | 1,632 | 350 | 401 |
| Net income (loss)[(3)] | 1,062 | (3,247) | 3,002 | 789 | 274 | 244 |
| FFO[(3)] | 17,421 | 7,930 | 7,186 | 1,596 | 396 | 313 |
| FFO as adjusted[(3)] | 18,081 | 8,561 | 7,215 | 1,596 | 396 | 313 |
| FAD[(3)] | 21,236 | 12,587 | 6,371 | 1,633 | 332 | 313 |

(1) Includes $17.1 million related to non-refundable entrance fees (net of reserve for early terminations) included in FAD as the fees are collected by our CCRC JV, partially offset by $4.7 million related to non-refundable entrance fee amortization recognized on an FFO basis over the estimated stay of the residents. See Entrance Fees in Glossary.

(2) Excludes $449 million related to debt funded by HCP and land held for development.

(3) HCP's pro rata share excludes activity related to debt funded by HCP.

48

# 2017 Guidance

Projected full year 2017, dollars in millions, except per share amounts

| | Full Year 2017 Guidance (November 2, 2017) | Full Year 2017 Guidance (August 1, 2017) |
|---|---|---|
| **Net income, FFO and FFO as Adjusted per Share Guidance** | | |
| Diluted earnings per common share[(1)] | $1.16 - $1.20 | $1.18 - $1.24 |
| Diluted FFO per common share[(1)] | $1.74 - $1.78 | $1.73 - $1.79 |
| Diluted FFO as adjusted per common share | $1.92 - $1.96 | $1.89 - $1.95 |
| Annualized dividend per share | $1.48 | $1.48 |
| | | |
| **Year-Over-Year SPP Cash NOI Guidance** | | |
| Senior housing triple-net | 5.0% - 6.0% | 5.0% - 6.0% |
| SHOP[(2)] | (2.0%) - 0.0% | (3.0%) - 0.0% |
| Life science | 3.5% - 4.5% | 3.5% - 4.5% |
| Medical office | 2.5% - 3.5% | 2.5% - 3.5% |
| Other | 0.8% - 1.8% | 0.8% - 1.8% |
| **Total Portfolio** | **2.5% - 3.5%** | **2.5% - 3.5%** |
| | | |
| **Year-Over-Year SPP NOI Guidance** | 1.2% - 2.2% | 1.2% - 2.2% |
| | | |
| **Capital Expenditures** | | |
| 1st generation tenant improvements / ICE | $45 - $50 | $43 - $48 |
| Revenue enhancing | $60 - $70 | $69 - $79 |
| Development and Redevelopment | $325 - $350 | $345 - $400 |

(1) The November 2, 2017 EPS and FFO per share guidance do not yet reflect the non-cash accounting impact of the Brookdale transactions.

(2) As discussed during the Company's 4Q16 earnings call, our SHOP segment was impacted by the timing of Brookdale volume purchase rebates during 2016. The rebates are largely related to bulk purchases of food and supplies. 4Q16 included a significant favorable true-up, whereas 2017 was recorded evenly throughout the year. Consequently, 2017 YTD and 4Q growth rates are impacted by the timing of the 2016 rebates as illustrated by the table below. Importantly, our full year guidance and performance remains unimpacted by the rebates.

| | Rebates | | Change | |
|---|---|---|---|---|
| | 2017 | 2016 | $ | % |
| YTD September | $ 3.0 | $ 1.3 | $ 1.7 | 1.2 % |
| 4Q | 1.0 | 2.7 | (1.7) | (3.5)% |
| **Full Year** | **$ 4.0** | **$ 4.0** | **$ —** | **— %** |

49

# 2017 Guidance | Other Supplemental Information

Projected full year 2017, dollars in millions, except per share amounts and net dispositions

| | Full Year 2017 Guidance (November 2, 2017) | Full Year 2017 Guidance (August 1, 2017) |
|---|---|---|
| **Other Supplemental Information - Cash Addition (Reduction)** | | |
| Amortization of deferred compensation | $13 - $15 | $15 - $17 |
| Amortization of deferred financing costs | $14 - $16 | $14 - $16 |
| Straight-line rents | ($13) - ($17) | ($13) - ($17) |
| Other depreciation and amortization | ($9) - ($11) | ($9) - ($11) |
| Leasing costs, tenant improvements, and recurring capital expenditures | ($108) - ($115) | ($108) - ($115) |
| CCRC Entrance Fees, net | $17 - $21 | $18 - $23 |
| Deferred income taxes | ($13) - ($17) | ($13) - ($17) |
| Other adjustments | $4 - $6 | $4 - $6 |
| | | |
| **Other Items** | | |
| General and administrative(1) | $83 - $87 | $83 - $87 |
| Interest expense(2) | $300 - $310 | $300 - $310 |
| Net dispositions(3) | $2.0B - $2.4B @ 8.4% | $2.1B - $2.6B @ 8.0% |

(1) Excludes severance and related charges incurred in 2017.

(2) Interest expense is impacted by the following debt repayments in 2017:

| | Debt Repaid | Weighted Average Rate | |
|---|---|---|---|
| 1Q17 | $ 641 | 2.9% | Includes $472 million of mortgage debt related to our SHOP portfolio. |
| 2Q17 | 316 | 4.9% | Includes $250 million of senior unsecured notes that matured May 2017. |
| 3Q17 | 500 | 5.4% | Represents repurchase of $500 million of our 2021 senior unsecured notes. |
| 4Q17 | — | —% | |
| **Total 2017** | **$ 1,457** | **4.2%** | Excludes revolver debt repayment. |

(3) Disposition and acquisition activity includes the following:

| | Dispositions and Loan Repayments | Trailing Cash Yield | Acquisitions | Forward Cash Yield | |
|---|---|---|---|---|---|
| 1Q17 | $ 1,862 (A) | 7.3% | $ — | —% | |
| 2Q17 | 399 (B) | 7.8% | 26 | 6.0% | |
| 3Q17 | 15 | 7.1% | 112 | 5.7% | |
| 4Q17 Forecast | 292 (C) | 12.8% | 228 | 5.9% | Represents Hayden Research Campus acquisition at year 2 yield of 5.9%. |
| **2017 Forecast** | **$ 2,568** | **8.0%** | **$ 366** | **5.8%** | |

(A) Includes $1.125 billion related to 64 Brookdale properties sold March 2017 and $480 million related to the sale of a 40% interest in and refinancing of the RIDEA II JV that occurred in January 2017. Proceeds used to pay down debt and revolver balances.

(B) Includes $367 million related to HC-One debt repayment. Proceeds used to pay down GBP revolver and UK term loan.

(C) Includes $197 million from the projected Tandem loan repayment.

50

51 Glossary Adjusted Fixed Charge Coverage* Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders, if applicable. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges. Affordability (in years) Affordability represents the number of years an individual can support the cost of residing in a senior housing facility. Affordability is calculated using the median net worth for individuals ages 75 and older, divided by the annualized revenue per occupied room (REVPOR), less the median income for individuals ages 75 and older. Markets with median income in excess of REVPOR reflect an Affordability metric of greater than (>) 15 years. Annualized Base Rent The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Base Rent includes the Company’s share of unconsolidated JVs calculated on the same basis and excludes properties in the Company’s SHOP and properties sold or held for sale during the quarter. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). The Company uses Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities. Cash Flow Coverage (“CFC”)* Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to the Company for the trailing 12-month period one quarter in arrears from the period presented. CFC is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Consolidated Debt The carrying amount of bank line of credit and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets* The carrying amount of total assets, excluding investments in and advances to the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Debt Service The periodic payment of interest expense and principal amortization on secured loans. Debt Service Coverage (“DSC”)* Facility EBITDA divided by Debt Service for the trailing 12 months and one quarter in arrears from the date reported. DSC is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet its obligations to the Company under the respective loan agreements. DSC is subject to the same limitations and qualifications as Facility EBITDA. Development Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDA and Adjusted EBITDA* Earnings before interest, taxes, depreciation and amortization for the Company. Adjusted EBITDA is defined as EBITDA excluding impairments (recoveries), gains or losses from real estate dispositions, transaction-related items, loss on debt extinguishments, severance-related charges, litigation provision, gain upon consolidation of JV and foreign currency exchange gains (losses). Entrance Fees Certain of the Company’s communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For NOI, net income and FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as current liabilities.

52 Glossary Estimated / Actual Completion Date For Developments, management’s estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management’s estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed. Facility EBITDA* EBITDA for a particular facility (not the Company), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA is subject to the same limitations as EBITDA. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives periodic financial information from most borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company. All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company. Facility EBITDAR and Facility EBITDARM* Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR or Facility EBITDARM in determining CFC and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as Facility EBITDA. Facility EBITDAR and Facility EBITDARM are not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Financial Leverage* Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share of total debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs. Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds Available for Distribution (“FAD”)* See the “Funds Available for Distribution” definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FAD. Funds From Operations (“FFO”) and FFO as Adjusted* See the “Funds From Operations” definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FFO and FFO as adjusted. HCP’s Share of Unconsolidated JVs HCP’s pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. Healthcare Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system. Initial Capital Expenditures (“ICE”) Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership. Investment* Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable Entrance Fee liabilities; and (ii) the carrying amount of DFLs and Debt Investments. Investment excludes land held for development. Investment also includes the Company’s pro rata share of the real estate assets and intangibles held in the Company’s unconsolidated JVs, presented on the same basis. Metropolitan Statistical Areas (“MSA”) Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core. Net Debt* Total Debt less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Company’s unconsolidated JVs. Net Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Net Debt to Adjusted EBITDA* Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations.

53 Glossary Net Operating Income from Continuing Operations (“NOI”) and Cash NOI* See the “NOI” and “Cash NOI” definitions included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding NOI and Cash NOI. Occupancy For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to- month leases, as of the end of the period reported. For senior housing triple-net facilities, post- acute/skilled facilities and hospitals, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month period ended one quarter in arrears from the date reported. For properties in the Company’s SHOP, Occupancy represents the facilities’ average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SPP) available weighted to reflect HCP’s share. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. Penetration Rate Reflects the number of available senior housing units by majority type as a percentage of households with seniors age 75 and older. This measurement is an indicator of market demand for new development and expansion projects. Pooled Leases Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of cross default protection, a pooling agreement or multiple pooling agreements, or cross-guaranties. Qualified Care Giver Qualified Care Giver represents a household consisting of individuals between 45 and 64 years of age with income of $100,000 or more. Qualified Care Giver % is the ratio of Qualified Care Givers to the total population, which provides an indication of senior housing demand due to the role adult children have in the senior housing selection process. Redevelopment Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service. Rental and Operating Revenues and Total Rental and Operating Revenues* Includes rental related revenues, tenant recoveries, resident fees and services and income from Direct Financing Leases. Total rental and operating revenue includes the Company’s pro rata share from unconsolidated JVs presented on the same basis. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease. REVPOR SHOP* The 3-month average Rental and Operating Revenues per occupied unit for the most recent period available weighted to reflect HCP's share. The 3-month average Rental and Operating Revenues per occupied unit for the most recent calendar quarter. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the SHOP portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company’s pro rata share. REVPOR Triple-net The 3-month average facility revenue per occupied unit, one quarter in arrears from the period presented. Facility revenue consists primarily of resident rents generated at triple-net communities, which are not included in HCP’s financial results. Facility revenues are derived solely from information provided by operators/tenants without independent verification by the Company. REVPOR Triple-net excludes vacant facilities, newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period. RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility. Same Property Portfolio (“SPP”)* SPP NOI and Cash NOI information allows the Company to evaluate the performance of its property portfolio under a consistent population by eliminating changes in the composition of its portfolio of properties. The Company includes properties from its consolidated portfolio, as well as HCP’s Share of Unconsolidated JVs in its SPP NOI and Cash NOI. SPP NOI excludes (i) certain non- property specific operating expenses that are allocated to each operating segment on a consolidated basis and (ii) entrance fees and related activity such as deferred expenses, reserves and management fees related to entrance fees. SPP NOI for properties that undergo a change in ownership is reported based on the current ownership percentage. Properties are included in the Company's SPP once they are Stabilized for the full period in both comparison periods. A property is removed from the Company's SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or changes its reporting structure (such as triple-net to SHOP). Secured Debt Ratio* Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share of Total Secured Debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

54 Glossary Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. Total Cash Operating Expenses* Consolidated cash operating expenses plus the Company’s pro rata share of cash operating expenses from its unconsolidated JVs. Total cash operating expenses represents property level operating expenses after eliminating the effects of straight-line rents, lease termination fees and the impact of deferred community fee expense. Total Cash Rental and Operating Revenues* Consolidated cash rental and operating revenue plus the Company’s pro rata share of cash rental and operating revenue from its unconsolidated JVs. Total cash rental and operating revenue represents rental and related revenues, tenant recoveries, resident fees and services and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, non-refundable entrance fees, net of entrance fee amortization, lease termination fees and the impact of deferred community fee income. Total Debt* Consolidated Debt plus the Company’s pro rata share of total debt from the Company’s unconsolidated JVs. Total Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Total Gross Assets* Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization. Total Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Total Market Equity The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Total Operating Expenses* Consolidated operating expenses plus the Company’s pro rata share of operating expenses from its unconsolidated JVs. Total Secured Debt* Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Company’s unconsolidated JVs. Total Secured Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. * Non-GAAP Supplemental Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation.

55 Debt Ratios Adjusted EBITDA and AdjustedFixed Charge Coverage Dollars in thousands Three Months Ended September 30, 2017 Net income (loss) $ (5,720) Interest expense 71,328 Income tax expense (benefit) (5,481) Depreciation and amortization 130,588 HCP’s share of unconsolidated JV: Interest expense 1,741 Income tax expense (benefit) 45 Depreciation and amortization 16,358 Other JV adjustments (752) EBITDA $ 208,107 Transaction-related items 580 Loss on debt extinguishments 54,227 Real estate impairments, net 22,590 Other impairments (recoveries), net 2,738 Loss (gain) on sales of real estate, net (5,182) Severance and related charges 3,889 Litigation provision 2,303 Casualty-related charges (recoveries), net(1) 10,973 Foreign currency remeasurement losses (gains) (141) Adjusted EBITDA $ 300,084 ADJUSTED FIXED CHARGES Interest expense $ 71,328 HCP’s share of unconsolidated JV interest expense 1,741 Capitalized interest 4,978 Fixed charges $ 78,047 ADJUSTED FIXED CHARGE COVERAGE 3.8x (1) Represents property damage and associated costs, inclusive of the Company’s share from its unconsolidated JVs, offset by insurance receivable.

56 Debt Ratios As of and for the quarter ended September 30, 2017, dollars in thousands TOTAL DEBT AND NET DEBT September 30, 2017 Bank line of credit(1) $ 605,837 Term loan(2) 226,205 Senior unsecured notes 6,393,926 Mortgage debt 145,417 Other debt 94,818 Consolidated Debt $ 7,466,203 HCP's share of unconsolidated JV mortgage debt 165,883 HCP's share of unconsolidated JV other debt 180,862 Total Debt $ 7,812,948 Cash and cash equivalents (133,887) HCP's share of unconsolidated JV cash and cash equivalents (37,794) Net Debt $ 7,641,267 (1) Includes £105 million translated into U.S. dollars. (2) Represents £169 million translated into U.S. dollars. (3) Represents the current quarter Adjusted EBITDA multiplied by a factor of four. FINANCIAL LEVERAGE Total Debt $ 7,812,948 Total Gross Assets 17,768,591 Financial Leverage 44.0% SECURED DEBT RATIO Mortgage debt $ 145,417 HCP's share of unconsolidated JV mortgage debt 165,883 Secured Debt $ 311,300 Total Gross Assets 17,768,591 Secured Debt Ratio 1.8% NET DEBT TO ADJUSTED EBITDA Net Debt $ 7,641,267 Annualized Adjusted EBITDA(3) 1,200,336 Net Debt to Adjusted EBITDA 6.4x

57 COMPANY Information BOARD OF DIRECTORS MICHAEL D. MCKEE Executive Chairman, HCP, Inc. THOMAS M. HERZOG President and Chief Executive Officer, HCP, Inc. DAVID B. HENRY Lead Independent Director, HCP, Inc. Former Vice Chairman and Chief Executive Officer, Kimco Realty Corporation BRIAN G. CARTWRIGHT Senior Advisor, Patomak Global Partners, LLC Former General Counsel, SEC EXECUTIVE MANAGEMENT MICHAEL D. MCKEE Executive Chairman THOMAS M. HERZOG President and Chief Executive Officer PETER A. SCOTT Executive Vice President Chief Financial Officer TROY E. MCHENRY Executive Vice President General Counsel and Corporate Secretary CHRISTINE N. GARVEY Former Global Head of Corporate Real Estate Services, Deutsche Bank AG JAMES P. HOFFMANN Former Partner and Senior Vice President, Wellington Management Company PETER L. RHEIN Partner, Sarlot & Rhein JOSEPH P. SULLIVAN Chairman Emeritus, Board of Advisors, RAND Health; Former Chief Executive Officer, American Health Properties, Inc. THOMAS M. KLARITCH Executive Vice President and Chief Operating Officer KENDALL K. YOUNG Senior Managing Director Senior Housing Properties SHAWN G. JOHNSTON Senior Vice President and Chief Accounting Officer

58 Forward-Looking Statements & Risk Factors “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental report which are not historical facts are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s expectations regarding (i) the Company’s pending or contemplated acquisitions, dispositions and development projects, including with respect to closing dates, completion dates, stabilization dates, rentable square feet, costs to complete, occupancy, yield, total investment and return on investment, (ii) future new supply and demographics, (iii) the Company’s 2017 guidance and assumptions with respect thereto, and (iv) target metrics, including but not limited to Net Debt to Adjusted EBITDA and Financial Leverage. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors -- many of which are out of the Company’s and its management’s control and difficult to forecast -- that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s reliance on a concentration of a small number of tenants and operators for a significant percentage of its revenues, with its concentration of assets operated by Brookdale increasing as a result of the consummation of the spin-off of QCP on October 31, 2016; the financial condition of the Company’s existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of the Company’s existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s concentration in the healthcare property sector, particularly in senior housing, life sciences, medical office buildings and hospitals, which makes its profitability more vulnerable to a downturn in a specific sector than if the Company were investing in multiple industries; availability of suitable properties to acquire at favorable prices, the competition for the acquisition and financing of those properties and the costs of associated property development; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to foreclose on loan collateral or replace an existing tenant or operator upon default; the risks associated with the Company’s investments in JVs and unconsolidated entities, including its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; the Company’s ability to achieve the benefits of acquisitions and other investments within expected time frames or at all, or within expected cost projections; operational risks associated with third party management contracts, including the additional regulation and liabilities of RIDEA lease structures; the potential impact on the Company and its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on the Company’s tenants and operators of legislation, executive orders and other legal requirements, Continued Gateway Medical Office Building Poway, CA

59 including the Affordable Care Act and licensure, certification and inspection requirements as well as laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including currency exchange rates; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. You should not place undue reliance on any forward-looking statements. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. On the Company’s website, www.hcpi.com, you can access, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Andrew Johns, Vice President - Investor Relations, at (949) 407-0400. Forward-Looking Statements & Risk Factors (continued) The Atrium Medical Office Building Nashville, TN

60 CORPORATE HEADQUARTERS 1920 MAIN STREET, SUITE 1200 IRVINE, CA 92614 (949) 407-0700 SAN FRANCISCO OFFICE 950 TOWER LANE, SUITE 1650 FOSTER CITY, CA 94404 NASHVILLE OFFICE 3000 MERIDIAN BOULEVARD, SUITE 200 FRANKLIN, TN 37067